                                                                    EXHIBIT 99.2


                                CREDIT AGREEMENT

                      for $1,000,000,000 Term Loan Facility
                         dated as of September 25, 2002

                                      among

                     BOSTON PROPERTIES LIMITED PARTNERSHIP,

                                       AND

                        OTHER borrowers which are or may
                        become parties to this agreement

                          J.P. MORGAN SECURITIES INC.,
                          SALOMON SMITH BARNEY INC. and
                         BANC OF AMERICA SECURITIES LLC,
                              as Joint Bookrunners

                          J.P. MORGAN SECURITIES INC.,
                              as Financial Advisor

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                          SALOMON SMITH BARNEY INC. AND
                         BANC OF AMERICA SECURITIES LLC,
                             as Joint Lead Arrangers

                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agent

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

                                       and

               JPMORGAN CHASE BANK, CITICORP NORTH AMERICA, INC.,
                            AND BANK OF AMERICA, N.A.
                                 as Lead Lenders

                                       and

                   OTHER LENDERS THAT MAY BECOME PARTY HERETO

                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I.........................................................................................DEFINITIONS   1
         Section 1.1..............................................................................Definitions   1
         Section 1.2......................................................Accounting Terms and Determinations  26
         Section 1.3......................................................................Types of Borrowings  26

ARTICLE II........................................................................................THE CREDITS  26
         Section 2.1......................................................................Commitments to Lend  26
         Section 2.2......................................................................Notice of Borrowing  26
         Section 2.3.........................................................................Funding of Loans  27
         Section 2.4....................................................................................Notes  27
         Section 2.5........................................................Method of Electing Interest Rates  28
         Section 2.6...........................................................................Interest Rates  29
         Section 2.7............................................................................Maturity Date  30
         Section 2.8..............................................................................Prepayments  30
         Section 2.9........................................................General Provisions as to Payments  31
         Section 2.10..........................................................................Funding Losses  32
         Section 2.11........................................................Computation of Interest and Fees  32
         Section 2.12......................................................................Pro Rata Treatment  32

ARTICLE III.............................................................................CONDITIONS TO CLOSING  33
         Section 3.1....................................................................Conditions to Closing  33

ARTICLE IV.....................................................................REPRESENTATIONS AND WARRANTIES  36
         Section 4.1......................................................................Existence and Power  36
         Section 4.2......................................................................Power and Authority  36
         Section 4.3.............................................................................No Violation  37
         Section 4.4....................................................................Financial Information  38
         Section 4.5...............................................................................Litigation  38
         Section 4.6....................................................................Compliance with ERISA  39
         Section 4.7............................................................................Environmental  39
         Section 4.8....................................................................................Taxes  41
         Section 4.9..........................................................................Full Disclosure  41
         Section 4.10................................................................................Solvency  41
         Section 4.11.........................................................................Use of Proceeds  41
         Section 4.12..................................................................Governmental Approvals  41
         Section 4.13..............................Investment Company Act; Public Utility Holding Company Act  41
         Section 4.14.......................................................................Principal Offices  42
         Section 4.15.............................................................................REIT Status  42
         Section 4.16....................................................Patents, Franchises, Trademarks, etc  42
         Section 4.17...............................................................................Judgments  42
         Section 4.18..............................................................................No Default  42
         Section 4.19.....................................................................Compliance With Law  42
         Section 4.20..............................................................No Burdensome Restrictions  42
         Section 4.21...........................................................................Brokers' Fees  42
         Section 4.22................................................................Organizational Documents  43

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                              PAGE
ARTICLE V.......................................................AFFIRMATIVE COVENANTS OF THE BORROWER AND BPI  43
         Section 5.1.........................................................................Punctual Payment  43
         Section 5.2....................................................................Maintenance of Office  43
         Section 5.3.....................................................................Records and Accounts  43
         Section 5.4.......................................Financial Statements, Certificates and Information  43
         Section 5.5..................................................................................Notices  46
         Section 5.6.........................................Existence of Borrower: Maintenance of Properties  48
         Section 5.7...........Existence of BPI; Maintenance of REIT Status of BPI; Maintenance of Properties  48
         Section 5.8................................................................................Insurance  49
         Section 5.9....................................................................................Taxes  49
         Section 5.10......................................................Inspection of Properties and Books  50
         Section 5.11..................................Compliance with Laws, Contracts, Licenses, and Permits  50
         Section 5.12.........................................................................Use of Proceeds  50
         Section 5.13.......................................Addition of or Removal of Borrowing Base Property  50
         Section 5.14.......................................................Addition and Removal of Borrowers  51
         Section 5.15................................................................................Solvency  51
         Section 5.16......................................................................Further Assurances  51
         Section 5.17................................................................Interest Rate Protection  51
         Section 5.18...........................................................Environmental Indemnification  52
         Section 5.19........................................................................Response Actions  52
         Section 5.20..................................................................Employee Benefit Plans  52
         Section 5.21......................................................No Amendments to Certain Documents  53
         Section 5.22...........................................................399 Park Avenue 1031 Exchange  53

ARTICLE VI.........................................................NEGATIVE COVENANTS OF THE BORROWER AND BPI  53
         Section 6.1..............................................................Restrictions on Liabilities  54
         Section 6.2..............................................................Restrictions on Liens, Etc.  55
         Section 6.3..............................................................Restrictions on Investments  57
         Section 6.4..........................................Merger, Consolidation and Disposition of Assets  58
         Section 6.5.......................................................Compliance with Environmental Laws  59
         Section 6.6............................................................................Distributions  59
         Section 6.7.........................................................................Hotel Properties  60
         Section 6.8.................................................................Forward Equity Contracts  60
         Section 6.9..........................................................................Property of BPI  60

ARTICLE VII................................FINANCIAL COVENANTS; COVENANTS REGARDING BORROWING BASE PROPERTIES  60
         Section 7.1..........................................................Consolidated Total Indebtedness  60
         Section 7.2..................................................Secured Consolidated Total Indebtedness  60
         Section 7.3....................................................................Debt Service Coverage  60
         Section 7.4................................................Unsecured Consolidated Total Indebtedness  61
         Section 7.5................................................................................Net Worth  61
         Section 7.6................................................................Borrowing Base Properties  61
         Section 7.7...............................................Borrowing Base Debt Service Coverage Ratio  63

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                              PAGE
ARTICLE VIII..........................................................................................DEFAULTS  63
         Section 8.1.........................................................................Events of Default  63
         Section 8.2.......................................................................Rights and Remedies  67
         Section 8.3.........................................................................Notice of Default  68
         Section 8.4....................................................Distribution of Proceeds after Default  68

ARTICLE IX............................................................................THE ADMINISTRATIVE AGENT  68
         Section 9.1.............................................................Appointment and Authorization  68
         Section 9.2.....................................................................Agency and Affiliates  69
         Section 9.3............................................................Action by Administrative Agent  69
         Section 9.4.................................................................Consultation with Experts  69
         Section 9.5.........................................................Liability of Administrative Agent  69
         Section 9.6...........................................................................Indemnification  69
         Section 9.7...........................................................................Credit Decision  69
         Section 9.8............................................................Successor Administrative Agent  70
         Section 9.9....................................................................Consents and Approvals  71

ARTICLE X..............................................................................CHANGE IN CIRCUMSTANCES  71
         Section 10.1.................................Basis for Determining Interest Rate Inadequate or Unfair  71
         Section 10.2...............................................................................Illegality  71
         Section 10.3..........................................................................Increased Costs  72
         Section 10.4....................................................................................Taxes  73
         Section 10.5.............................................Mitigation Obligations; Replacement of Banks  74
         Section 10.6.......................Adjusted Base Rate Loans Substituted for Affected Eurodollar Loans  75

ARTICLE XI.......................................................................................MISCELLANEOUS  76
         Section 11.1..................................................................................Notices  76
         Section 11.2......................................................................Waivers; Amendments  76
         Section 11.3.......................................................Expenses; Indemnity; Damage Waiver  77
         Section 11.4...................................................................Successors and Assigns  78
         Section 11.5.................................................................................Survival  81
         Section 11.6.................................................Counterparts; Integration; Effectiveness  81
         Section 11.7.............................................................................Severability  82
         Section 11.8..........................................................................Right of Setoff  82
         Section 11.9...............................Governing Law; Jurisdiction; Consent to Service of Process  82
         Section 11.10....................................................................WAIVER OF JURY TRIAL  82
         Section 11.11................................................................................Headings  83
         Section 11.12.........................................................................Confidentiality  83
         Section 11.13................................................................Interest Rate Limitation  83
         Section 11.14..............................................................................Collateral  84
         Section 11.15.................................................................Limitation of Liability  84
         Section 11.16.....................................................................Recourse Obligation  84
         Section 11.17........................................Amendment to Existing Revolving Credit Agreement  84
         Section 11.18..............................................................Right to Enforce Agreement  85
         Section 11.19..................................................................Qualified Intermediary  85

                                CREDIT AGREEMENT


THIS CREDIT AGREEMENT (this "Agreement") dated as of September 25, 2002 among BOSTON PROPERTIES LIMITED PARTNERSHIP ("BPLP") and the Subsidiaries of BPLP which are listed on Schedule 1 (as amended in connection herewith and as such Schedule 1 may be amended from time to time) (BPLP and any such Subsidiary being hereinafter referred to collectively as the "Borrower" unless referred to in their individual capacities) (the "Borrower"); the BANKS listed on the signature pages hereof; J.P. MORGAN SECURITIES INC., SALOMON SMITH BARNEY INC. and BANC OF AMERICA SECURITIES LLC, as Joint Bookrunners; J.P. MORGAN SECURITIES INC., as Financial Advisor; JPMORGAN CHASE BANK, as Administrative Agent; SALOMON SMITH BARNEY INC. and BANC OF AMERICA SECURITIES LLC, as Joint Lead Arrangers; CITICORP NORTH AMERICA, INC., as Syndication Agent; and BANK OF AMERICA, N.A., as Documentation Agent.

                               W I T N E S S E T H

The parties hereto agree as follows:

                                   DEFINITIONS

       DEFINITIONS. The following terms, as used herein, have the following meanings:

"Accountants" shall mean, in each case, independent certified public accountants reasonably acceptable to the Required Banks. The Banks hereby acknowledge that the Accountants may include PricewaterhouseCoopers LLP and any other so-called "big-four" accounting firm.

"Accounts Payable" shall have the meaning set forth in the definition of "Consolidated Total Indebtedness".

"Accounts Receivable" shall mean, collectively, without double-counting, each of the accounts receivable of the Borrower and the Consolidated Subsidiaries which
(i) arose in the ordinary course of business of the Borrower or such Consolidated Subsidiary, (ii) would be classified under GAAP as a current asset on the balance sheet of the Borrower or such Consolidated Subsidiary and is not more than 60 days past due under the original terms, and (iii) to the knowledge of the Borrower or such Consolidated Subsidiary, is the valid and binding obligation of the account debtor.

"Adjusted Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 0.5% plus the Federal Funds Rate for such day. Each change in the Adjusted Base Rate shall become effective automatically as of the opening of business on the date of such change in the Adjusted Base Rate, without prior written notice to Borrower or Banks.

"Adjusted Base Rate Borrowing" has the meaning set forth in Section 1.3.

"Adjusted Base Rate Loan" means a Loan to be made by a Bank as an Adjusted Base Rate Loan in accordance with the provisions of this Agreement.

"Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) by dividing (a) the LIBO Rate for such Interest Period by
(b) 1.00 minus the Eurodollar Reserve Percentage.

"Administrative Agent" shall mean JPMorgan Chase Bank in its capacity as Administrative Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

"Administrative Agent Notice" has the meaning set forth in Section 5.17.

"Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agreement" shall mean this Credit Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

"Agreement of Limited Partnership of the Borrower" shall mean the Amended and Restated Agreement of Limited Partnership of the Borrower, dated June 23, 1997, among BPI and the limited partners named therein, as amended through the date hereof and as the same may be further amended from time to time as permitted by
Section 5.21 hereof.

"Annualized Borrowing Base Properties Capital Expenditures" shall mean, (i) with respect to any Real Estate Assets which are Borrowing Base Properties, other than hotel properties, for any rolling four (4) calendar quarters, determined as of the day of a calendar quarter, an amount equal to $.25 multiplied by the total number of square feet of the Real Estate Assets which are Borrowing Base Properties, other than hotel properties on the last day of such calendar quarter; (ii) with respect to the Marriott Cambridge Center Hotel in Cambridge, Massachusetts for so long as it is a Borrowing Base Property, for any rolling four (4) calendar quarters, determined as of the last day of a calendar quarter, an amount equal to six percent (6%) of gross revenues as determined in accordance with GAAP for such four (4) calendar quarters; (iii) with respect to the Marriott Long Wharf Hotel in Boston, Massachusetts, for so long as it is a Borrowing Base Property, for any rolling four calendar quarters, determined as of the last day of a calendar quarter, an amount equal to five percent (5%) of gross revenues as determined in accordance with GAAP for such four (4) calendar quarters; (iv) with respect to the Cambridge Residence Inn in Cambridge, Massachusetts, for so long as it is a Borrowing Base Property, for any rolling four calendar quarters determined as of the last day of a calendar quarter, an amount equal to five percent (5%) of gross revenues as determined in accordance with GAAP for such four (4) calendar quarters; and (v) with respect to the hotel properties which are Borrowing Base

Properties, other than the Marriott Long Wharf Hotel, the Marriott Cambridge Center Hotel and the Cambridge Residence Inn, for any rolling four (4) calendar quarters, determined as of the last day of a calendar quarter, an amount equal to the applicable percentage of gross revenues as determined in accordance with GAAP for such four (4) calendar quarters which is to be maintained on the books of the Borrower or in a separate reserve account for the replacement or repair of such hotel's furniture, fixtures and equipment pursuant to (and in no event less than as required by) the applicable management agreement or franchise agreement (which such agreement shall be in form and substance customary for a national hotel franchise).

"Annualized Capital Expenditures" shall mean, (i) with respect to any Real Estate Assets other than hotel properties, for any rolling four (4) calendar quarters, determined as of the last day of a calendar quarter, an amount equal to $.25 multiplied by the total number of square feet of the Real Estate Assets other than hotel properties on the last day of such calendar quarter; (ii) with respect to the Marriott Cambridge Center Hotel in Cambridge, Massachusetts, for any rolling four (4) calendar quarters, determined as of the last day of such calendar quarter, an amount equal to six percent (6%) of gross revenues as determined in accordance with GAAP for such four (4) calendar quarters; (iii) with respect to the Marriott Long Wharf Hotel in Boston, Massachusetts, for any rolling four (4) calendar quarters, determined as of the last day of a calendar quarter, an amount equal to five percent (5%) of gross revenues as determined in accordance with GAAP for such four (4) calendar quarters, (iv) with respect to the Cambridge Residence Inn in Cambridge, Massachusetts, for any rolling four
(4) calendar quarters, determined as of the last day of a calendar quarter, an amount equal to five percent (5%) of gross revenues as determined in accordance with GAAP for four (4) calendar quarters; and (v) with respect to the hotel properties other than the Marriott Long Wharf Hotel, the Marriott Cambridge Center Hotel and the Cambridge Residence Inn, for any rolling four (4) calendar quarters, determined as of the last day of a calendar quarter, an amount equal to the applicable percentage of gross revenues as determined in accordance with GAAP for such four (4) calendar quarters, which percentage shall be the percentage for each such hotel as is to be maintained on the books of the Borrower or in a separate reserve account for the replacement or repair of such hotel's furniture, fixtures and equipment pursuant to (and in no event less than as required by) the applicable hotel management agreement or franchise agreement (which such agreement shall be in form and substance customary for a national hotel franchise).

"Applicable Eurodollar Margin" shall mean, for purposes of this Agreement, the percentage determined for each Rate Period in accordance with the following:

(i) For any period during which the Consolidated Total Indebtedness on the last day of a quarter is greater than 60% of the Consolidated Total Adjusted Asset Value on such last day, the Applicable Eurodollar Margin will equal 1.7%.

(ii) For any period during which the Consolidated Total Indebtedness on the last day of a quarter is greater than 55% but less than or equal to 60% of the Consolidated Total Adjusted Asset Value on such last day, the Applicable Eurodollar Margin will equal 1.45%.

(iii) For any period during which the Consolidated Total Indebtedness on the last day of a quarter is greater than 45% but less than or equal to 55% of the Consolidated Total Adjusted Asset Value on such last day, the Applicable Eurodollar Margin will equal 1.25%.

(iv) For any period during which the Consolidated Total Indebtedness on the last day of a quarter is greater than 35% but less than or equal to 45% of the Consolidated Total Adjusted Asset Value on such last day, the Applicable Eurodollar Margin will equal 1.15%.

(v) For any period during which the Consolidated Total Indebtedness on the last day of a quarter is less than or equal to 35% of the Consolidated Total Adjusted Asset Value on such last day, the Applicable Eurodollar Margin will equal 1.05%.

            For purposes of determining the Applicable Eurodollar Margin, Consolidated Total Indebtedness and Consolidated Total Adjusted Asset Value will be tested as of the end of each Fiscal Quarter of the Borrower, commencing with the Fiscal Quarter ending September 30, 2002 (the "September 30 Test Period") , based upon the annual or quarterly financial statements required to be delivered pursuant to
            Section 5.4(a) or 5.4(b), respectively, and, for purposes of determining the interest rate applicable to Eurodollar Rate Loans for any Rate Period hereunder, any interest rate change shall be effective on the day after the date on which such financial statements are required to be delivered to the Administrative Agent (assuming such financial statements are timely delivered). For the period from the Closing Date through the day after the date on which Administrative Agent has received such financial statements for the September 30 Test Period, the Applicable Eurodollar Margin will equal 1.25%. The Borrower shall notify the Administrative Agent in writing of any change in the Applicable Eurodollar Margin when it submits the financial statements upon which such change in the Applicable Eurodollar Margin is based. The Applicable Eurodollar Margin as calculated above will increase by an additional .25%, effective one hundred and eighty (180) days from the Closing Date (the "Future Increase"). If following the date hereof, the Existing Revolving Credit Agreement is revised or replaced and the outstanding principal balance of the new loan is not less than $500,000,000, then the Applicable Eurodollar Margin will be consistent with the Applicable Eurodollar Margin set forth in such new Existing Revolving Credit Agreement PLUS .10%; PROVIDED, that if the outstanding principal balance of the Loan is reduced to less than $500,000,000, then the Applicable Eurodollar Margin will be consistent with the Applicable Eurodollar Margin set forth in such new Existing Revolving Credit Agreement (without an additional .10%). The Applicable Eurodollar Margin will be subject to the Future Increase, notwithstanding the revision or replacement of the Existing Revolving Credit Agreement. The rights of the Arrangers and the Lead Lenders under the Fee Letter shall not be affected by any of the provisions of this definition.

"Applicable Lending Office" means with respect to any Bank, (i) in the case of its Adjusted Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

"Approved Condominium Property" shall mean a Real Estate Asset which is a condominium unit and in which the Borrower owns 100% of the interests (including 100% of the unit owner's voting rights) in the unit, PROVIDED that the Administrative Agent has reviewed and approved the condominium documents governing such condominium (and such documents are not amended thereafter) with such approval not to be unreasonably withheld (it being acknowledged that unless the Administrative Agent has raised an objection within 14 days after it has received copies of the applicable condominium documents, the Administrative Agent shall be deemed to have approved such documents).

"Arrangers" means, collectively, Banc of America Securities LLC and Salomon Smith Barney Inc., in their capacities as Arrangers hereunder, and their respective successors in such capacity in accordance with the terms of this Agreement.

"Assignee" has the meaning set forth in Section 11.4(b).

"Assignment and Assumption" means an assignment and assumption entered into by a Bank and an Assignee (with the consent of any party whose consent is required by Section 11.4(b)), and accepted by the Administrative Agent, in the form of EXHIBIT C.

"Assumed Test Debt Service" shall mean, for any Fiscal Quarter, an amount equal to the aggregate amount determined to be the payments which would be required during such quarter to amortize the average amount of Unsecured Consolidated Total Indebtedness outstanding during such quarter with respect to the Borrowing Base Properties, using a twenty-five (25) year mortgage style amortization schedule, and using an annual interest rate equal to the sum of two percent (2%) PLUS the imputed seven (7) year United States Treasury notes annual yield as of the last day of such Fiscal Quarter based upon published quotes for Treasury notes having seven (7) years to maturity.

"Bank" means each Person (other than Borrower) listed from time to time on the signature pages hereof as a Bank or a lender, and each Assignee which becomes a Bank or a lender pursuant to Section 11.4(b), and their respective successors. For purposes of this Agreement, neither J.P. Morgan Securities Inc., Banc of America Securities LLC, nor Salomon Smith Barney Inc. shall constitute a "Bank."

"Bankruptcy Code" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

"Borrower" shall have the meaning set forth in the first paragraph of the first page of this Agreement.

"Borrowing" has the meaning set forth in Section 1.3.

"Borrowing Base" shall mean, as determined from time to time, the Borrowing Base Properties.

"Borrowing Base Conditions" shall have the meaning set forth in the definition of "Borrowing Base Property".

"Borrowing Base Debt Service Coverage Ratio" shall mean, as of any date of determination, the ratio of (i) Borrowing Base Net Operating Income as determined on such date DIVIDED by 4, to (ii) the Assumed Test Debt Service applicable to the quarter upon which the Borrowing Base Net Operating Income was based.

"Borrowing Base Net Operating Income" shall mean, as of any date of determination, the Net Operating Income calculated with respect to the Real Estate Assets which are Borrowing Base Properties during the quarter upon which such Net Operating Income is based, PROVIDED that such Net Operating Income shall be adjusted on a pro forma basis to account for Real Estate Assets that were acquired by the Borrower and added to the Borrowing Base during such quarter by projecting the results generated by any such Real Estate Asset for the portion of the applicable quarter during which the Borrower owned (or ground-leased) such Real Estate Asset over the entire applicable quarter, and PROVIDED, FURTHER, that the Net Operating Income attributable to 399 Park Avenue shall not be included in Borrowing Base Net Operating Income for the purpose of determining Borrowing Base Value through March 31, 2003.

"Borrowing Base Property" shall mean, as of any date of determination, an Unencumbered Asset owned by the Borrower that: (i) is a Permitted Property, (ii) is not the subject of a Disqualifying Structural Event, (iii) is not the subject of a Disqualifying Environmental Event, (iv) is not a Real Estate Asset Under Development, (v) is wholly-owned or ground-leased by the Borrower or is an Approved Condominium Property which is a Permitted Property, (vi) is not subject to a Non-Material Breach, and (vii) has been designated by the Borrower in writing to the Administrative Agent as a Real Estate Asset that is a Borrowing Base Property, PROVIDED that on such date of determination, the Unencumbered Assets that are Borrowing Base Properties shall have been 85% leased in the aggregate as of the date of such determination, and PROVIDED, FURTHER, that each request to include an Unencumbered Asset as a Borrowing Base Property shall be accompanied by a compliance certificate in the form of EXHIBIT D-5 attached hereto (the foregoing clauses (i) through (vii) and the succeeding PROVISOS being herein referred to collectively as the "Borrowing Base Conditions"). The Borrowing Base Properties that constitute the Borrowing Base on the Closing Date are set forth on SCHEDULE 1.1(a). The Borrower covenants that, as of the Closing Date, the list set forth in SCHEDULE 1.1(a) is identical to the list of "Borrowing Base Properties" set forth in the Existing Revolving Credit Agreement. Notwithstanding anything to the contrary in this Agreement, any Real Estate Asset that is, from time to time, a Borrowing Base Property pursuant to the Existing Revolving Credit Agreement, as amended or replaced, (including for such purpose, any non-conforming Real Estate Asset which has been accepted by the banks under the Existing Revolving Credit Agreement, as amended or replaced, as a Borrowing Base Property) shall also be deemed to be and shall be a Borrowing Base Property for all purposes under this Agreement, provided the Borrower complies with the terms of Section 5.13 hereof.

"Borrowing Base Value" shall mean, as of any date of determination, an amount equal to (i) the Borrowing Base Net Operating Income from the Borrowing Base Properties as determined on such date MINUS (ii) the amount by which the Annualized Borrowing Base Capital Expenditures applicable to the quarter upon which such Borrowing Base Net Operating Income was based exceeds the amount deducted for Capital Expenditures in determining such Borrowing Base Net

Operating Income, with the number resulting from such subtraction being DIVIDED BY the Capitalization Rate, plus the sum of $1,000,000,000 on account of 399 Park Avenue through March 31, 2003; PROVIDED that such Borrowing Base Net Operating Income shall be adjusted on a PRO FORMA basis to account for Real Estate Assets that were acquired by the Borrower and added to the Borrowing Base during such quarter by projecting the results generated by any such Real Estate Asset for the portion of the applicable quarter during which the Borrower owned (or ground-leased) such Real Estate Asset over the entire applicable quarter, and PROVIDED, FURTHER, that at no time may the Borrowing Base Value attributable to hotel properties constitute more than 33 1/3% of the total Borrowing Base Value.

"BP Group" shall mean, collectively, (i) Borrower, (ii) BPI, (iii) the respective Consolidated Subsidiaries of the Borrower and BPI and (iv) the Partially-Owned Entities.

"BPI" means Boston Properties, Inc., a Delaware corporation, the sole general partner of the Borrower.

"BPLP" shall mean Boston Properties Limited Partnership, a Delaware limited partnership.

"Buildings" shall mean, individually and collectively, the buildings, structures and improvements now or hereafter located on the Real Estate Assets.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

"Capital Expenditures" shall mean any expenditure for any item that would be treated or defined as a capital expenditure under GAAP or the Code.

"Capitalization Rate" shall be a rate which is (i) 9.0% for Real Estate Assets other than the CBD Properties, and (ii) 8.5% for Real Estate Assets which are CBD Properties.

"Capitalized Leases" shall mean leases under which the Borrower or any of its Subsidiaries or any Partially-Owned Entity is the lessee or obligor, the discounted future rental obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

"CBD Properties" shall mean each of the Real Estate Assets listed on SCHEDULE 1.1(b) and each other Real Estate Asset which is designated by the Administrative Agent and the Borrower as a CBD Property from time to time.

"CERCLA" shall have the meaning set forth in Section 4.7(a).

"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Bank (or, for purposes of Section 10.3(b), by any lending office of such Bank or by such Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority first made or issued after the date of this Agreement.

"Closing Date" means the date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

"Commitment" means with respect to each Bank, the amount set forth under the name of such Bank on the signature pages hereof (and, for each Bank which is an Assignee, the amount so assigned pursuant to Section 11.4(b)), as such amount may be reduced from time to time pursuant to Section 2.8(c) or in connection with an assignment to an Assignee pursuant to Section 11.4(b).

"Commitment Letter" means that certain Commitment Letter, dated August 26, 2002, by and among Borrower, J.P. Morgan Securities Inc., Salomon Smith Barney Inc., Bank of America Securities, LLC, JPMorgan Chase Bank, Citicorp North America, Inc., and Bank of America, N.A.

"Consolidated" or "consolidated" shall mean, with reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and the Consolidated Subsidiaries, or BPI and the Consolidated Subsidiaries (as the case may be), consolidated in accordance with GAAP in accordance with the terms of this Agreement.

"Consolidated EBITDA" shall mean, in relation to the Borrower and its Subsidiaries for any Fiscal Quarter, an amount equal to, without double-counting, the net income or loss of the Borrower and the Consolidated Subsidiaries determined in accordance with GAAP (before minority interests and excluding the adjustment for so-called "straight-line rent accounting") for such quarter, PLUS the following to the extent deducted in computing such Consolidated net income for such quarter: (i) Consolidated Total Interest Expense for such quarter and (ii) real estate depreciation, amortization and other extraordinary items for such quarter, and minus (i) all gains (or plus all losses) attributable to the sale or other disposition of assets or debt restructurings in such quarter, in each case adjusted to include only the funds actually received in cash by the Borrower and its Subsidiaries from any Partially-Owned Entity and (ii) for the purposes of calculating Consolidated Total Adjusted Asset Value only, all interest income of the Borrower and its Subsidiaries received in connection with any Mortgages. Notwithstanding the foregoing, EBITDA attributable to 399 Park Avenue shall not be included in Consolidated EBITDA for the sole purpose of determining Consolidated Total Adjusted Asset Value and Fair Market Value of Real Estate Assets for the period from the date hereof through March 31, 2003.

"Consolidated Fixed Charges" shall mean, for any Fiscal Quarter, an amount equal to (i) Consolidated Total Interest Expense for such quarter plus (ii) the aggregate amount of scheduled principal payments of Indebtedness (excluding optional prepayments, balloon payments at maturity and any mid-term balloon payments of principal with respect to Indebtedness otherwise requiring equal periodic amortization payments of principal and interest over the term of such Indebtedness (and any balloon payments at maturity with respect to such Indebtedness)) required to be made during such quarter by the Borrower and its Subsidiaries on a Consolidated basis plus (iii) the aggregate amount of capitalized interest required in accordance with GAAP to be paid or accrued during such quarter by the Borrower and its Subsidiaries PLUS (iv) Annualized Capital Expenditures applicable to such quarter DIVIDED by 4 PLUS (v) if and to the extent specifically required in Section 7.3, the dividends and distributions, if any, paid or required to be paid during such quarter on the Preferred Equity or Preferred Creditor Equity, as applicable, of the Borrower, BPI or any of their respective Subsidiaries, and excluding, in all events other than as required by Section 7.3(c) hereof, dividends and distributions attributable to Preferred Equity which is not also Preferred Creditor Equity.

"Consolidated Net Worth" shall mean, as at any date of determination, an amount equal to the Consolidated net worth of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

"Consolidated Subsidiary" means at any date any Subsidiary or other entity which is required to be consolidated with Borrower or BPI in accordance with GAAP.

"Consolidated Total Adjusted Asset Value" shall mean, as of any date of determination, an amount equal to the sum of (i) the Fair Market Value of Real Estate Assets as of such date, plus (ii) 100% of the value of Unrestricted Cash and Cash Equivalents on such date, PLUS (iii) 100% of the Development Costs incurred and paid to date by the Borrower with respect to any Real Estate Assets which are Real Estate Assets Under Development on such date, PROVIDED that, for purposes of this clause, (iii) the aggregate amount of Development Costs included in the calculation of Consolidated Total Adjusted Asset Value shall not exceed an amount equal to 20% of the sum of the Fair Market Value of Real Estate Assets on such date PLUS the value of Unrestricted Cash and Cash Equivalents on such date (the "Eligible Real Estate Development Costs"), PLUS (iv) with respect to each Mortgage, the lesser of (y) the aggregate amount of principal under such Mortgage that will be due and payable to the Borrower or its Subsidiaries (to the extent of Borrower's direct or indirect interest therein) and (z) the purchase price paid by the Borrower or one of its Subsidiaries to acquire such Mortgage, PLUS (v) Accounts Receivable as of such date, PLUS (vi) 100% of the value (determined on the so-called market-to-market basis) of the Marketable Securities owned by the Borrower or its Subsidiaries on such date, PROVIDED that
(1) the aggregate value attributed to such Marketable Securities which are not of the type described in clauses (a), (b) or (c) of Section 6.3 may not exceed 2% of the Consolidated Total Adjusted Asset Value at any time, and (2) such Marketable Securities must not be subject to any lock-up or other transfer restrictions. Notwithstanding the foregoing, at any time at which the value determined pursuant to clause (iv) of the preceding sentence equals or exceeds 10% of the total Fair Market Value of Real Estate Assets at such time, then upon the occurrence of an event of default under any Mortgage, the portion of the value of such defaulted Mortgage which is in excess of 10% of the total Fair Market Value of Real Estate Assets at such time ("Excess Value") shall be reduced to seventy-five percent (75%) of the Excess Value as determined in this subparagraph (iv) until the earlier to occur of (a) the event of default under the Mortgage is cured in a commercially reasonable manner and (b) one hundred eighty (180) days after the occurrence of the event of default; thereafter, if the event of default under the defaulted Mortgage has not been cured in a commercially reasonable manner, the portion of the value of the defaulted Mortgage which is in excess of 10% of the total Fair Market Value of Real Estate Assets at such time shall be reduced to fifty percent (50%) of the Excess Value as determined as set forth above until the earlier to occur of (a) the event of default under the Mortgage is cured in a commercially reasonable manner and (b) eighteen (18) months after the occurrence of the event of default; thereafter, if the event of default under the defaulted Mortgage has not been cured in a commercially reasonable manner, the portion of the value of the defaulted Mortgage which is in excess of 10% of the total Fair Market Value of Real Estate Assets at such time shall be reduced to zero.

"Consolidated Total Indebtedness" shall mean, as of any date of determination, for the Borrower and the Consolidated Subsidiaries, the sum of (without double-counting) but subject to the limitations set forth below, (i) all Accounts Payable on such date, (ii) all Indebtedness outstanding on such date, and (iii) all Letters of Credit (as defined in the Existing Revolving Credit Agreement as of the date of this Agreement) outstanding on such date, in each case whether Recourse, Without Recourse or contingent, PROVIDED, HOWEVER, that amounts not drawn under the Revolving Credit Loans or any other Indebtedness on such date shall not be included in calculating Consolidated Total Indebtedness, and PROVIDED, FURTHER, that (without double-counting) each of the following shall be included in Consolidated Total Indebtedness: (a) all amounts of guarantees, indemnities for borrowed money, stop-loss agreements and the like provided by the Borrower or any of the Consolidated Subsidiaries, in each case in connection with and guarantying repayment of amounts outstanding under any other Indebtedness; (b) all amounts for which a letter of credit has been issued for the account of the Borrower or any of the Consolidated Subsidiaries; (c) all amounts of bonds posted by the Borrower or any of the Consolidated Subsidiaries guaranteeing performance or payment obligations; and (d) all liabilities of the Borrower or any of the Consolidated Subsidiaries as partners, members or the like for liabilities of partnerships or other Persons in which any of them have an equity interest, which liabilities are for borrowed money or any of the matters listed in clauses (a), (b) or (c). Notwithstanding the foregoing, with respect to any Partially-Owned Entity, (x) to the extent that such Partially-Owned Entity is providing solely a completion guaranty in connection with a construction loan (and the Borrower or any such Consolidated Subsidiary has not agreed to be, or otherwise is not liable (by way of guaranty or otherwise), for the Indebtedness incurred in connection with such construction loan), Consolidated Total Indebtedness shall only be required to include the Borrower's or such Consolidated Subsidiaries' pro rata liability under the Indebtedness relating to such completion guaranty (based on the Borrower's or such Consolidated Subsidiaries' percentage equity interest in such Partially-Owned Entity), and (y) in connection with the liabilities described in clauses (a) and (d) above, only those liabilities for which the Borrower or the Consolidated Subsidiaries are, or have agreed to be, liable (whether by way of their percentage equity interest in the Partially-Owned Entity or, if greater, by way of guaranty, indemnity for borrowed money, stop-loss agreement or the like) shall be included in Consolidated Total Indebtedness. For purposes hereof, the value of Accounts Payable shall be determined in accordance with GAAP, and the amount of borrowed money shall equal the sum of (1) the amount of borrowed money as determined in accordance with GAAP PLUS (2) the amount of those contingent liabilities for borrowed money set forth in subsections (a) through
(d) above, but shall exclude any adjustment for so-called "straight-line interest accounting" or the "constant yield to maturity method" required under GAAP.

"Consolidated Total Interest Expense" shall mean, for any Fiscal Quarter, the aggregate amount of interest required in accordance with GAAP to be paid or accrued (but excluding interest reserves funded from the proceeds of any construction loan), without double-counting, by the Borrower and the Consolidated Subsidiaries during such quarter on: (i) all Indebtedness of the Borrower and the Consolidated Subsidiaries (including the Loans and including original issue discount and amortization of prepaid interest, if any), (ii) all amounts available for borrowing, or for drawing under letters of credit, if any, issued for the account of the Borrower or any of the Consolidated Subsidiaries, but only if such interest was or is required to be reflected as an item of expense, and
(iii) all commitment fees, agency fees, facility fees, balance deficiency fees and similar fees and expenses in connection with the borrowing of money.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Convertible Securities" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, common shares of beneficial interest of BPI or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

"Default" shall mean, when used with reference to this Agreement or any other Loan Document, an event or condition specified in Section 8.1 that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

"Default Rate" has the meaning set forth in Section 2.6(c).

"Development Costs" shall mean construction, development and/or acquisition costs relating to a Real Estate Asset Under Development, PROVIDED that for Real Estate Assets Under Development owned by any Partially-Owned Entity, the Development Costs of such Real Estate Asset Under Development shall only be the Borrower's pro-rata share of the Development Costs of such Real Estate Asset Under Development (based on the greater of (x) the Borrower's percentage equity interest in such Partially-Owned Entity or (y) the Borrower's obligation to provide funds to such Partially-Owned Entity).

"Disqualifying Environmental Event" shall mean any Release or threatened Release of Hazardous Substances, any violation of Environmental Laws or any other similar environmental event with respect to any Borrowing Base Property that will, in the Borrower's and the Administrative Agent's reasonable opinion cost in excess of $1,000,000 to remediate or, which, with respect to the Borrowing Base Properties, will, in the Borrower's and Administrative Agent's reasonable opinion cost in excess of $20,000,000 in the aggregate to remediate, PROVIDED that for all such environmental events that, individually or in the aggregate, in the Borrower's and the Administrative Agent's reasonable judgment will cost in excess of $20,000,000 to remediate, the Borrower has received an indemnification, in form and substance satisfactory to Administrative Agent, for an amount at least equal to $10,000,000 from a third party, who, in the reasonable opinion of Administrative Agent, is a credit-worthy entity.

"Disqualifying Structural Event" shall mean any structural issue, which, with respect to any Borrowing Base Property other than rehab properties, will, in the Borrower's and the Administrative Agent's reasonable opinion cost in excess of $1,000,000 to fix or, which, with respect to the Borrowing Base Properties other than rehab properties, will, in the Borrower's and Administrative Agent's reasonable opinion cost in excess of $10,000,000 in the aggregate to fix, PROVIDED that if, in the Borrower's and Administrative Agent's reasonable opinion, such structural issues will cost in excess of $10,000,000 in the aggregate to fix, the Borrowing Base Value shall be reduced by an amount equal to the aggregate of all costs in excess of such $10,000,000.

"Distribution" shall mean, with respect to:

(i) the Borrower, any distribution of cash or other cash equivalent, directly or indirectly, to the partners of the Borrower; or any other distribution on or in respect of any partnership interests of the Borrower; and

(ii) BPI, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of BPI, other than dividends payable solely in shares of common stock by BPI; the purchase, redemption, or other retirement of any shares of any class of capital stock of BPI, directly or indirectly through a Subsidiary of BPI or otherwise; the return of capital by BPI to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of BPI.

"Documentation Agent" means Bank of America, N.A., in its capacity as Documentation Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

"Domestic Lending Office" means, as to each Bank, its office located at its address in the continental United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office in the continental United States as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

"Eligible Real Estate Development Costs" shall have the definition set forth in the definition of "Consolidated Total Adjusted Asset Value".

"Employee Benefit Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

"Environmental Laws" shall have the meaning set forth in Section 4.7(a).

"Environmental Reports" shall have the meaning set forth in Section 4.7.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

"ERISA Affiliate" shall mean any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

"ERISA Reportable Event" shall mean a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

"Eurodollar Borrowing" has the meaning set forth in Section 1.3.

"Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Administrative Agent.

"Eurodollar Loan" means a Loan to be made by a Bank as a Eurodollar Loan in accordance with the applicable Notice of Borrowing.

"Eurodollar Reference Bank" means the principal New York offices of the Administrative Agent.

"Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D, as Regulation D may be amended, modified or supplemented, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non- United States office of any Bank to United States residents). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

"Event of Default" has the meaning set forth in Section 8.1.

"Exception Property" shall have the meaning set forth in Section 7.6(b).

"Excess Value" shall have the meaning set forth in the definition of "Consolidated Total Adjusted Asset Value".

"Excluded Taxes" means, with respect to the Administrative Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located,
(b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Bank (other than an assignee pursuant to a request by the Borrower under Section 10.5(b)), any withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank's failure to comply with
Section 10.4(e), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 10.4(a).

"Existing Revolving Credit Agreement" shall mean the revolving credit facility evidenced by that certain Second Amended and Restated Revolving Credit Agreement, dated as of March 31, 2000, as amended through the date hereof, by and among the Borrower and various of its subsidiaries and the lenders and agents listed therein, providing for a revolving loan facility in the amount of $605,000,000, as the terms are further amended from time to time to the extent the Borrower has complied with the requirements of Section 11.17 hereof.

"Fair Market Value of Real Estate Assets" shall mean, as of any date of determination, the sum of (A) with respect to Real Estate Assets other than hotel properties, an amount equal to (i)(x) Consolidated EBITDA for the most recent one (1) complete Fiscal Quarter, MINUS (y) $.0625 MULTIPLIED BY the aggregate square footage of all Real Estate Assets other than hotel properties at such date; MULTIPLIED BY (ii) 4; with the product being DIVIDED BY (iii) the applicable Capitalization Rate, PLUS (B) with respect to Real Estate Assets which are hotel properties, an amount equal to (i)(x) Consolidated EBITDA for the most recent four (4) consecutive complete Fiscal Quarters, MINUS (y) the respective Annualized Capital Expenditure for each of the hotel properties; DIVIDED BY (ii) the applicable Capitalization Rate, PLUS (C) on account of 399 Park Avenue, until the end of the Fiscal Quarter ending on March 31, 2003, $1,000,000,000.

"Federal" means the national government of the United States.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

"Fee Letter" means that certain Fee Letter, dated August 26, 2002, by and among Borrower, JPMorgan Chase Bank, Citicorp North America, Inc. and Bank of America, N.A.

"Financial Institution" has the meaning assigned to such term in Section
11.4(b).

"Fiscal Quarter" means a calendar quarter ending on March 31, June 30, September 30 and December 31 of a Fiscal Year.

"Fiscal Year" means a four (4) consecutive Fiscal Quarter period ending on December 31 of a calendar year.

"Foreign Bank" means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"Funds from operations" shall be as defined in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts as in effect on the Closing Date. "GAAP" means generally accepted accounting principles, consistently applied.

"Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Group of Loans" means, at any time, a group of Loans consisting of (i) all Loans which are Adjusted Base Rate Loans at such time, or (ii) all Eurodollar Loans having the same Interest Period at such time; PROVIDED that, if a Loan of any particular Bank is converted to or made as an Adjusted Base Rate Loan pursuant to Section 10.2 or 10.6, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

"Guaranteed Pension Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or BPI, as the case may be, or any ERISA Affiliate of any of them the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

"Hazardous Substances" shall have the meaning set forth in Section 4.7(b).

"Indebtedness" shall mean all of the following obligations without duplication:
(a) the Obligations to the extent outstanding from time to time; (b) all debt and similar monetary obligations for borrowed money, whether direct or indirect;
(c) all other liabilities for borrowed money secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability scattered thereby shall have been assumed; (d) reimbursement obligations for letters of credit; and (e) all guarantees, endorsements and other contingent obligations for borrowed money whether direct or indirect in respect of indebtedness or obligations of others.

"Indebtedness Lien" shall have the meaning set forth in Section 6.4(b).

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Indemnitee" shall have the meaning set forth in Section 11.3(b).

"Information" shall have the meaning set forth in Section 11.12.

"Interest Period" means with respect to each Eurodollar Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

            any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the preceding Business Day; and

            any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

Notwithstanding anything to the contrary provided herein, for one time only, any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

"Investments" shall mean all expenditures made and all liabilities incurred (contingently or otherwise, but without double-counting): (i) for the acquisition of stock, partnership or other equity interests or for the acquisition of Indebtedness of, or for loans, advances, capital contributions or transfers of property to, any Person; (ii) in connection with Real Estate Assets Under Development; and (iii) for the acquisition of any other obligations of any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

"Lead Lenders" mean JPMorgan Chase Bank, Citicorp North America, Inc. and Bank of America, N.A.

"Leases" shall mean leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in or on the Buildings or on the Real Estate Assets by Persons other than the Borrower, its Subsidiaries or any Partially-Owned Entity.

"Leasing Costs" shall mean, collectively, leasing commissions, legal fees, design costs, tenant improvement costs and other costs incurred by the Borrower, its Subsidiaries or any Partially-Owned Entity in connection with entering into Leases or amendments thereto.

"Liabilities" shall mean all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect, including, without limitation, all Indebtedness; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees for borrowed money, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness or obligations of others, including any obligation to supply funds (including partnership obligations and capital requirements to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

"LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, other than the initial Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Loan for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. The "LIBO Rate" with respect to such Eurodollar Loan for the initial Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal New York office of the Administrative Agent in immediately available funds in the New York interbank market at approximately 11:00 a.m., New York time, one Business Day prior to the commencement of such Interest Period.

"Lien" shall have the meaning set forth in Section 6.2.

"Loan" means an Adjusted Base Rate Loan or a Eurodollar Loan and "Loans" means Adjusted Base Rate Loans and Eurodollar Loans or any combination of the foregoing.

"Loan Documents" means this Agreement and the Notes.

"Marketable Securities" shall mean, as of any date, the securities owned by the Borrower or any of its Subsidiaries which are publicly traded on a nationally-recognized exchange or in the over-the-counter markets.

"Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature, which does or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or operations of the Borrower, BPI or, taken as a whole, the BP Group.

"Maturity Date" shall mean the date that is three hundred sixty four (364) days following the Closing Date, September 24, 2003.

"Moody's" means Moody's Investors Services, Inc. and its successors.

"Mortgages" shall mean mortgage debt instruments, in which the Borrower holds a direct or indirect interest, for real estate that is developed.

"Multiemployer Plan" shall mean any multi-employer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or BPI as the case may be or any ERISA Affiliate.

"Net Operating Income" shall mean, as at any date of determination, an amount equal to (i) the aggregate rental and other income from the operation of all Real Estate Assets during the most recent complete Fiscal Quarter, MULTIPLIED BY 4; MINUS (ii) all expenses and other proper charges incurred in connection with the operation of such Real Estate Assets (including, without limitation, real estate taxes, management fees, bad debt expenses and rent under ground leases) during the most recently completed Fiscal Quarter MULTIPLIED BY 4; but, in any case, before payment of or provision for debt service charges for such Fiscal Quarter, income taxes for such Fiscal Quarter, and depreciation, amortization, and other non-cash expenses for such Fiscal Quarter, all as determined in accordance with GAAP (except that any rent leveling adjustments shall be excluded from rental income).

"Net Proceeds" means all cash received by BPI or any other entity in the BP Group (but only to the extent of BPLP's and its Wholly-Owned Subsidiaries' direct or indirect proportionate share of the same) for its (or their) own account either as a result of:

(i) (1) the sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in any entity in the BP Group (each, an "Equity Issuance"), (2) the issuance or offering of any secured note, bond or debt instrument, including, but not limited to, commercial mortgage backed securities (each, a "Secured Debt Issuance") and (3) the issuance or offering of any unsecured note, bond or debt instrument, including but not limited to, any revolving line of credit (each, an "Unsecured Debt Issuance"), LESS THE SUM OF (w) in the case of any of an Equity Issuance, a Secured Debt Issuance or an Unsecured Debt Issuance, customary costs and discounts of issuance, if applicable, paid by any entity in the BP Group, as the case may be, (x) in the case of Equity Issuance as long as no Event of Default exists, only as and to the extent funds cannot be drawn under the Existing Revolving Credit Agreement or any replacement thereof at the time of such Equity Issuance and BPLP and its Wholly-Owned Subsidiaries are unable to obtain debt financing at an interest rate equal to or less than 2.5% above the applicable index rate, (A) up to $120,000,000 in the aggregate for the duration of the Term for any outstanding principal and accrued interest of any debt set forth on
SCHEDULE 1.1(c) attached hereto refinanced with the proceeds thereof within 3 Business Days from the time of such Equity Issuance, plus (B) prepayment charges and other customary costs, if any, incurred in connection therewith, provided a certificate in the form Exhibit D-6 attached hereto is delivered to the Administrative Agent pursuant to Section 11.1 herein within 3 Business Days from the time of such Equity Issuance, (y) in the case of a Secured Debt Issuance, (A) any outstanding principal and accrued interest of secured debt, in each case refinanced with the proceeds thereof plus (B) prepayment charges and other customary costs, if any, incurred in connection therewith within 3 Business Days of such Secured Debt Issuance, or (z) in the case of an Unsecured Debt Issuance, as long as no Event of Default exists, (A) up to $365,000,000 in the aggregate (exclusive of any such amount attributable to an Unsecured Debt Issuance in respect to a Real Estate Asset set forth on
SCHEDULE 1.1(c) which has been sold or otherwise disposed of and such Unsecured Debt Issuance repaid, prior to the date of calculation, provided notice is delivered to the Administrative Agent pursuant to Section 11.1 herein within 3 Business Days of such sale or disposition), for the duration of the Term, for any outstanding principal and accrued interest of any debt set forth on SCHEDULE 1.1(c) attached hereto refinanced with the proceeds thereof within 3 Business Days from the time of such Unsecured Debt Issuance, plus (B) prepayment charges and other customary costs, if any, incurred in connection therewith, provided a certificate in the form Exhibit D-7 attached hereto is delivered to the Administrative Agent pursuant to Section 11.1 herein within 3 Business Days from the time of such Unsecured Debt Issuance,

(ii) the sale or disposition of the interest of any entity in the BP Group of material Property or other assets (including, but not limited to, equity interests in Subsidiaries) in each case less customary costs of such transactions, as the case may be, less (x) any outstanding principal and accrued interest of (I) as long as no Event of Default exists, up to $365,000,000 in the aggregate (exclusive of any such amount attributable to an Unsecured Debt Issuance in respect to a Real Estate Asset set forth on SCHEDULE 1.1(c) which has been sold or otherwise disposed of and such Unsecured Debt Issuance repaid, prior to the date of calculation, provided notice of such sale is delivered to the Administrative Agent pursuant to Section 11.1 herein within 3 Business Days of such sale or disposition), for the duration of the Term, for any outstanding principal and accrued interest of any debt set forth on SCHEDULE 1.1(c) attached hereto refinanced with the proceeds of an Unsecured Debt Issuance, provided a certificate in the form Exhibit D-8 attached hereto is delivered to the Administrative Agent pursuant to Section 11.1 herein within 3 Business Days from the time of such sale, or (II) secured debt, which in each case is repaid within 3 Business Days of the time of such sale or disposition plus (y) prepayment charges and other customary costs, if any, incurred in connection therewith, and

(iii) any Section 1031 tax deferred exchange transaction, including but not limited to the 1031 Exchange, to the extent any cash is remitted to BPLP and its Wholly-Owned Subsidiaries for its own account and is no longer required to be held by an exchange intermediary for the purpose of the Section 1031 tax deferred exchange.

Notwithstanding anything to the contrary contained herein, in no event shall Net Proceeds include any of the following: (I) any amounts associated with the issuance of ownership or equity interests (including without limitation, common or preferred shares of beneficial interest, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in any entity in the BP Group) in consideration, directly or indirectly, of Property or other assets (excluding cash) or (II) the proceeds of any construction loans and/or other secured loans, except construction loans entered into after an Event of Default exists and continues, which are used to reimburse (or provide, as applicable) any entity in the BP

Group for amounts previously expended, or reasonably anticipated to be expended within a reasonable time period, not to exceed six (6) months unless otherwise specifically provided for in any applicable construction loan documents, in connection with any related acquisition, development, rehabilitation or other similar activity or (III) to the extent not covered in (II) above, as long as no Event of Default exists, any loan proceeds under any revolving line of credit or other secured or unsecured loan in connection with or to be used for the repayment of any debt under any existing revolving line of credit, any acquisition of Property, working capital, lease commissions, tenant improvements, capital expenditures or other similar items or purposes.

"Non-Material Breach" shall have the meaning set forth in Section 8.1.

"Notes" means the promissory notes of the Borrower, substantially in the form of EXHIBIT A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

"Notice of Borrowing" means a notice from Borrower in accordance with Section
2.2.

"Notice of Interest Rate Election" has the meaning set forth in Section 2.5(a).

"Obligations" means all indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Administrative Agent, individually or collectively (but without double-counting), under this Agreement and each of the other Loan Documents and in respect of any of the Loan and the Notes and other instrument at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

"Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

"Parent" means, with respect to any Bank, any Person controlling such Bank.

"Partially-Owned Entity(ies)" shall mean any of the partnerships, associations, corporations, limited liability companies, trusts, joint ventures or other business entities in which the Borrower, directly, or indirectly through its full or partial ownership of another entity, own an equity interest, but which is not required in accordance with GAAP to be consolidated with the Borrower for financial reporting purposes.

"Partially-Owned Real Estate Holding Entities" shall mean those Partially-Owned Entities that own real estate.

"Participant" has the meaning set forth in Section 11.4(c)(i).

"PBGC" shall mean the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

"Permits" shall mean all governmental permits, licenses, and approvals necessary for the lawful operation and maintenance of the Real Estate Assets.

"Permitted Liens" shall mean liens permitted by Section 6.2.

"Permitted Property" shall mean a property which is an office property, an industrial property or a hotel property (including any of such properties being rehabilitated or expanded), including properties having uses ancillary to any of the foregoing, including, without limitation, retail and parking facilities which are ancillary to any such office, industrial or hotel property, and including, in any event, the Prudential Center in Boston, Massachusetts.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

"Preferred Creditor Equity" shall mean any Preferred Equity issued by the Borrower, BPI or any of their respective Consolidated Subsidiaries which has any of the following characteristics: (i) pursuant to the documents or agreements under which such Preferred Equity was issued or is governed, the equity terms include any covenant that the issuer must meet which, if breached, results in a default permitting acceleration or other acceleration rights; or (ii) pursuant to the documents or agreements under which such Preferred Equity was issued or is governed, there are any required dividends or other mandatory payments on the equity that, if not paid, create acceleration rights in favor of the holder. The Administrative Agent acknowledges that (i) none of the Preferred Equity which exists as of the date of this Agreement constitutes Preferred Creditor Equity and (ii) no subsequently issued Preferred Equity which is issued on substantially the same terms (including that it contains no terms of the nature described in clauses (i) and (ii) above), and which is substantially similar in form and substance, to the Preferred Equity which exists as of the date of this Agreement shall constitute Preferred Creditor Equity.

"Preferred Equity" shall mean any preferred stock, preferred partnership interests, preferred member interests or other preferred equity interests issued by the Borrower, BPI or any of their respective Subsidiaries (including, in any event, the Preferred Creditor Equity).

"Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Pro Rata Share" means, with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all of the Banks' Commitments, as adjusted from time to time in accordance with the provisions of this Agreement.

"Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

"Prospectus" shall mean, collectively, the prospectus relating to the common stock of BPI and included in the Registration Statement, and each preliminary prospectus relating thereto.

"Protected Interest Rate Agreement" shall mean an agreement which evidences the interest protection arrangements required by Section 5.17 hereof, and all extensions, renewals, modifications, amendments, substitutions and replacements thereof.

"Rate Period" shall mean the period beginning on the day following delivery to the Administrative Agent of the annual or quarterly financial statements required to be delivered pursuant to Section 5.4(a) or (b) and ending two days after the day on which the next quarterly (or annual, if applicable) financial statements are delivered to the Administrative Agent.

"RCRA" shall have the meaning set forth in Section 4.7(a).

"Real Estate Assets" shall mean the fixed and tangible properties consisting of land, buildings and/or other improvements owned or ground-leased by the Borrower or by any other member of the BP Group (other than BPI, except for the property located at 100 East Pratt Street, Baltimore, Maryland) at the relevant time of reference thereto, including, without limitation, the Borrowing Base Properties at such time of reference, but excluding all leaseholds other than (i) University Place, Cambridge, Massachusetts and (ii) those leaseholds which are subject to ground leases having an unexpired term extending to, or beyond, March 31, 2030 (which ground lease unexpired term will include only renewal options exercisable solely at the ground lessee's option and, if exercisable prior to the Maturity Date, so exercised). Notwithstanding the foregoing, Real Estate Assets shall also include each Approved Condominium Property, provided, however, that University Place shall be includable as a Borrowing Base Property at such time as it becomes subject to a ground lease having an unexpired term extending to, or beyond, March 31, 2030.

"Real Estate Assets Under Development" shall mean any Real Estate Assets for which the Borrower, any of the Borrower's Consolidated Subsidiaries or any Partially-Owned Entity is actively pursuing construction of one or more Buildings or other improvements and for which construction is proceeding to completion without undue delay from Permit denial, construction delays or otherwise, all pursuant to such Person's ordinary course of business, PROVIDED that any such Real Estate Asset (or, if applicable, any Building comprising a portion of any such Real Estate Asset) will no longer be considered a Real Estate Asset Under Development when a certificate of occupancy has issued for such Real Estate Asset (or Building) or such Real Estate Asset (or Building) may otherwise be lawfully occupied for its intended use. Notwithstanding the foregoing, tenant improvements (where available) to previously constructed and/or leased Real Estate Assets shall not be considered Real Estate Assets Under Development.

"Real Property Assets" means as to any Person as of any time, the real property assets (including, without limitation, interests in participating mortgages in which such Person's interest therein is characterized as equity according to
GAAP) owned directly or indirectly by such Person at such time.

"Recourse" shall mean, with reference to any obligation or liability, any liability or obligation that is not Without Recourse to the obligor thereunder, directly or indirectly. For purposes hereof, a Person shall not be deemed to be "indirectly" liable for the liabilities or obligations of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor's liabilities or obligations (e.g., by reason of a guaranty or contribution obligation, by operation of law or by reason of such Person being a general partner of such obligor).

"Register" has the meaning set forth in Section 11.4(b)(iv).

"Registration Statement" shall mean the registration statement on Form S-11 (File No. 333-25279) with respect to the common stock of BPI, which became effective in June, 1997.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"REIT" means a real estate investment trust, as defined under Section 856 of the Code.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Release" shall have the meaning set forth in Section 4.7(c).

"Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans, which Banks, however, must include all of the Lead Lenders that are Banks at the time of such determination.

"Revolving Credit Loan(s)" shall mean each and every revolving credit loan made or to be made or deemed made by the lenders thereunder to the borrowers thereunder pursuant to the Existing Revolving Credit Agreement.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

"SARA" shall have the meaning set forth in Section 4.7(a).

"SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

"SEC Filings" shall mean, collectively, (i) the Registration Statement, (ii) the Prospectus, (iii) each so-called follow-on prospectus filed by BPI with the SEC from time to time, (v) each Form 10-K and Form 8-K filed by BPI with the SEC from time to time and (vi) each of the other public forms and reports filed by BPI with the SEC from time to time.

"Secured Consolidated Total Indebtedness" shall mean, as of any date of determination, the aggregate principal amount of Consolidated Total Indebtedness of the Borrower and its Subsidiaries outstanding at such date secured by a Lien evidenced by a mortgage, deed of trust or other similar security instrument on properties or other assets of the Borrower or its Subsidiaries, without regard to Recourse.

"Side Letter" means that certain Side Letter, of even date hereunder, among the Borrower and the Administrative Agent.

"Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

"Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or BPI.

"Syndication Agent" means Citicorp North America, Inc. in its capacity as syndication agent hereunder and its permitted successors in such capacity in accordance with the terms of this Agreement.

"Syndication Letter" means that certain Syndication Letter, of even date hereunder, among the Borrower and the Administrative Agent.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

"1031 Exchange" means the Section 1031 tax deferred exchange to be undertaken as of the Closing Date with respect to the purchase of 399 Park Avenue, which intends to qualify certain properties to be sold by Borrower, BPI or the Consolidated Entities within the next one hundred and eighty (180) days for nonrecognition of gain in whole or in part, or loss, consistent with the United States Department of Treasury regulations promulgated under Section 1031 thereunder.

"1031 Exchange Documents" shall mean the documents delivered in accordance with
Section 3.1(u), as the same may be amended or replaced, to the extent permissible pursuant to Section 5.22. "1031 Exchange Entity" means BP 399 Park Avenue, LLC.

"Term" means the period commencing on the Closing Date and ending on the date all obligations of the Borrower have been fully satisfied.

"399 Park Avenue" means all the Property purchased pursuant to the 399 Park Avenue Purchase Agreement.

"399 Park Avenue Acquisition" means the unconditional acquisition of the Property known as 399 Park Avenue in New York, New York by the Borrower, and the closing of the transaction contemplated by the 399 Park Avenue Purchase Agreement.

"399 Park Avenue Purchase Agreement" shall mean that Purchase and Sale Agreement dated as of August 28, 2002 made between Citibank, N.A., as the seller and BP 399 Park Avenue LLC, as purchaser.

"Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

"Unencumbered Asset" shall mean any Real Estate Asset that on any date of determination is not subject to any Liens (excluding (i) any such Lien imposed by the organizational documents of the owner of such asset relating solely to a restriction on the timing of any sale or refinancing of such Real Estate Asset which does not materially and adversely affect the value of such Real Estate Asset and with respect to which the Administrative Agent has been specifically notified, and (ii) any Permitted Liens).

"Unsecured Consolidated Total Indebtedness" shall mean, as of any date of determination, the aggregate principal amount of Consolidated Total Indebtedness of the Borrower and its Subsidiaries outstanding at such date (including, without limitation, all the Obligations under this Agreement as of such date), that is not secured by a Lien evidenced by a mortgage, deed of trust or other similar security interest.

"Unrestricted Cash and Cash Equivalents" shall mean, as of any date of determination, the sum of (a) the aggregate amount of unrestricted cash then actually held by the Borrower or any of its Subsidiaries (excluding without limitation, until forfeited or otherwise entitled to be retained by the Borrower or any of its Subsidiaries, tenant security and other restricted deposits) and
(b) the aggregate amount of unrestricted cash equivalents (valued at fair market value) then held by the Borrower or any of its Subsidiaries. As used in this definition, (i) "unrestricted" means the specified asset is not subject to any Liens in favor of any Person, PROVIDED that, in any event, cash held in a designated hotel account which is required to be used by the Borrower or any Subsidiary in connection with such hotel shall be deemed to be unrestricted cash, and (ii) "cash equivalents" means that such asset has a liquid, par value in cash and is convertible to cash on demand. Notwithstanding anything contained herein to the contrary, the term Unrestricted Cash and Cash Equivalents shall not include the Commitments of the Banks to make Loans under this Agreement.

"United States" means the United States of America, including the fifty states and the District of Columbia.

"Value of Unencumbered Assets" shall mean, as at any date of determination, the sum of (i) the Borrowing Base Value PLUS (ii) Unrestricted Cash and Cash Equivalents on such date, PLUS (iii) 100% of the value (determined on the so-called mark-to-market basis) of the Marketable Securities owned by the Borrower or its Subsidiaries on such date, PROVIDED that (1) the aggregate value attributable to such Marketable Securities which are not of the type described in clauses (a), (b) or (c) of Section 6.3 may not exceed 2% of the Consolidated Total Adjusted Asset Value at any time, and (2) such Marketable Securities must not be subject to any lock-up or other transfer restrictions.

"Wholly-owned Subsidiary" shall mean any Subsidiary which the Borrower shall at all times own directly or indirectly (through a Consolidated Subsidiary or Consolidated Subsidiaries) at least a majority (by number of votes or controlling interests) of the outstanding voting interests and ninety-nine percent (99%) of the economic interests. For purposes of this definition, (i) with respect to any Subsidiary of the Borrower which is a Massachusetts nominee trust, references to such Subsidiary shall be deemed to be references to the beneficiary or beneficiaries of such nominee trust, and (ii) the Borrower shall not be permitted to be released from its Obligations as a Borrower hereunder, notwithstanding any provision of Section 5.14.

"Without Recourse" or "without recourse" shall mean, with reference to any obligation or liability, any obligation or liability for which the obligor thereunder is not liable or obligated other than as to its interest in a designated Real Estate Asset or other specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as, but not limited to, fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.

       ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes agreed to by the Borrower's independent public accountants and the Administrative Agent, such Administrative Agent's agreement not to be unreasonably withheld, conditioned or delayed) with the most recent audited consolidated financial statements of the Borrower and the Consolidated Subsidiaries delivered to the Administrative Agent; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V, VI or VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V, VI or VII for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Banks.

       TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II, all of which Loans are of the same type (subject to Article X) and, except in the case of Adjusted Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (E.G., an "Adjusted Base Rate Borrowing" is a Borrowing comprised of Adjusted Base Rate Loans and a "Eurodollar Borrowing" is a Borrowing comprised of Eurodollar Loans).

                                   THE CREDITS

       COMMITMENTS TO LEND. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Article II in amounts such that the aggregate principal amount of Loans by such Bank outstanding shall be in an amount equal to its Commitment. The Loans shall be in an aggregate principal amount of $1,000,000,000 and shall be made by the Banks in a single disbursement to the Borrower on the Closing Date, subject to the terms and conditions set forth in this Agreement. The Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments. Any amounts repaid may not be reborrowed.

       NOTICE OF BORROWING. With respect to the Borrowing, the Borrower shall give the Administrative Agent notice by 11:00 a.m. two Business Days before the Closing Date for a

Eurodollar Loan and by 11:00 a.m. on the Closing Date for Adjusted Base Rate Loan, specifying:

       the aggregate amount of such Borrowing,

       whether the Loans comprising such Borrowing are to be Adjusted Base Rate Loans or Eurodollar Loans, and

       in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

       FUNDING OF LOANS.

       Not later than 9:30 a.m. (New York, New York time) on the Closing Date, each Bank shall make available its share of the Borrowing in Federal funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 11.1. Notwithstanding the foregoing, if an Adjusted Base Rate Loan is being funded based on a notice of Borrowing delivered to the Administrative Agent on the same Business Day, each Bank shall make available its share of the Borrowing not later than 12:30 p.m. (New York, New York time) on the Closing Date.

       The Administrative Agent shall make available each Borrowing to Borrower in Federal funds immediately available by no later than 10:00 a.m. on the Closing Date in accordance with the Notice of Borrowing. Notwithstanding the foregoing, if an Adjusted Base Rate Loan is being funded based on a notice of Borrowing delivered to the Administrative Agent on the same Business Day, the Administrative Agent shall make available each Borrowing not later than 1:00 p.m. (New York, New York time) on the Closing Date.

       NOTES.

       The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

       Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Administrative Agent, the Borrower or the Banks in connection with preparing such a Note (and replacing the single Note referred to in (a) above) shall be at the sole cost and expense of the Bank requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Bank shall return such Note to Borrower. Each such Note shall be in substantially the form of EXHIBIT A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be replaced or modified accordingly. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

       Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

       The Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

       METHOD OF ELECTING INTEREST RATES.

       The Loans included in the Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article X), as follows:

if such Loans are Adjusted Base Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Eurodollar Loans as of any Business Day;

if such Loans are Eurodollar Loans, the Borrower may elect to convert all or any portion of such Loans to Adjusted Base Rate Loans and/or elect to continue all or any portion of such Loans as Eurodollar Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by Borrower in the Notice of Interest Rate Election provided Borrower shall pay any losses pursuant to Section 2.10.

Each such election shall be made by delivering a notice (a "Notice of Interest
  Rate Election") to the Administrative Agent at least one (1) Business Day for Adjusted Base Rate Loans and three (3) Business Days for Eurodollar Loans (or two (2) Business Days during the initial Interest Period when converting from an Adjusted Base Rate Loan to a Eurodollar Loan) before the conversion or continuation selected in such notice is to be effective . A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $500,000 or any larger multiple of $100,000, (iii) there shall be no more than five (5) Eurodollar Groups of Loans outstanding at any time, (iv) no Loan may be continued as, or converted into, a Eurodollar Loan when any Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

       Each Notice of Interest Rate Election shall specify:

the Group of Loans (or portion thereof) to which such notice applies;

the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Eurodollar Loans, the duration of the initial Interest Period applicable thereto; and

if such Loans are to be continued as Eurodollar Loans for an additional Interest
  Period, the duration of such additional Interest Period.

            Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

       Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank the same day as it receives such Notice of Interest Rate Election of the contents thereof, the interest rates determined pursuant thereto and the Interest Periods (if different from those requested by the Borrower) and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Eurodollar Loans, such Loans shall be converted into Adjusted Base Rate Loans on the last day of the then current Interest Period applicable thereto.

       INTEREST RATES.

       Each Adjusted Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a Eurodollar Loan pursuant to Section 2.5, at a rate per annum equal to the Adjusted Base Rate for Adjusted Base Rate Loans for such day.

       Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Eurodollar Loans for such day plus the Adjusted LIBO Rate applicable to such Interest Period.

       In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Adjusted Base Rate and three percent (3%) (the "Default Rate").

       The Administrative Agent shall determine each interest rate applicable to the Loans hereunder in accordance with the terms of this Agreement. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

       Interest on all Loans (other than Adjusted Base Rate Loans) shall be payable on the last Business Day of each applicable Interest Period (provided that in the event any Interest Period ends on the date which is more than 90 days after the date on which any Interest Period commences, interest on all Loans (other than Adjusted Base Rate Loans) shall be payable in three month intervals on the last Business Day of every third calendar month during such Interest Period and on the last day of such Interest Period and the Maturity Date and interest on Adjusted Base Rate Loans shall be payable on the last Business Day of each calendar month and the Maturity Date.

       MATURITY DATE.

       Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

       PREPAYMENTS.

       The Borrower may, on the same Business Day's notice to the Administrative Agent, if such notice is made by 11:00 a.m. (New York, New York time) on such Business Day, prepay any Group of Adjusted Base Rate Loans, in whole at any time, or from time to time in part in amounts aggregating Ten Million Dollars ($10,000,000) or any larger multiple of One Million Dollars ($1,000,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

       The Borrower may, upon at least two (2) Business Days' notice to the Administrative Agent, prepay any Eurodollar Loan as of the last day of the Interest Period applicable thereto. Except as provided in Article X and except with respect to any Eurodollar Loan which has been converted to an Adjusted Base Rate Loan pursuant to Section 10.2, 10.3 or 10.4, the Borrower may not prepay all or any portion of the principal amount of any Eurodollar Loan prior to the end of the Interest Period applicable thereto unless the Borrower shall also pay any applicable expenses pursuant to Section 2.10. Any such prepayment shall be upon at least two (2) Business Days' notice to the Administrative Agent (the "Prepayment Notice"). Each such optional prepayment shall be in the amounts set forth in Section 2.8(a) and shall be applied to prepay ratably the Loans of the Banks included in any Group of Eurodollar Loans, as designated in the applicable Prepayment Notice, except that any Eurodollar Loan which has been converted to an Adjusted Base Rate Loan pursuant to Section 10.2, 10.3 or 10.4 may be prepaid without ratable payment of the other Loans in such Group of Loans which have not been so converted.

       If, at any time, Net Proceeds are received from any source and in any amount, then, simultaneously therewith (or as soon thereafter as is reasonably practicable but not, in any event, more than two (2) Business Days), Borrower shall repay the outstanding Obligations with such Net Proceeds in an amount equal to the lesser of (x) the aggregate Net Proceeds and (y) the outstanding Obligations. Net Proceeds shall be payable as and when the Net Proceeds derived from one or more transactions equal or exceed an aggregate amount of $10,000,000. Borrower shall be permitted to designate which Loans, if any, are to be repaid with any such Net Proceeds. Borrower shall deliver notice if required and to the extent provided for in the definition of "Net Proceeds" set forth in Section 1.1 herein.

       Borrower shall repay the Loans in full upon the earlier of (i) the Maturity Date and (ii) an Event of Default as set forth in Article VIII herein.

       The Borrower may at any time and from time to time cancel all or any part of the Commitments by the delivery to the Administrative Agent of a notice of cancellation within the applicable time periods set forth in Sections 2.9(a) and
(b), whereupon, in such event, Borrower shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of
Section 2.9(a) and (b), Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid. In the event Borrower receives Net Proceeds prior to the Closing Date, the Commitments shall be reduced and canceled by the amount of such Net Proceeds, whereupon, all or such portion of the Commitments, as applicable, shall terminate as to the Banks, pro rata.

       Any amounts so prepaid pursuant to this Section 2.8 may not be reborrowed. In the event Borrower elects to cancel all or any portion of the Commitments pursuant to this Section 2.8, such amounts may not be reborrowed.

       GENERAL PROVISIONS AS TO PAYMENTS.

       The Borrower shall make each payment of principal of and interest on the Loans and of fees hereunder, not later than 12:00 Noon (New York, New York time) on the date when due, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address referred to in
Section 11.1. All amounts due hereunder shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Administrative Agent at the address set forth on the signature page of this Agreement or at such other place as Administrative Agent may from time to time designate in writing. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent will promptly (and in any event within one (1) Business Day after receipt thereof) distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 12:00 Noon (New York, New York time) on any Business Day, and Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such Business Day, Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Administrative Agent distributes such amount to such Bank, at the Federal Funds Rate. Whenever any payment of principal of, or interest on the Adjusted Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

       Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

       FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Eurodollar Loan (pursuant to Article II, VIII or X or otherwise) on any day other than the last day of the Interest Period applicable thereto or if Borrower shall deliver a Notice of Interest Rate Election specifying that a Eurodollar Loan shall be converted on a date other than the last day of the then current Interest Period applicable thereto, the Borrower shall reimburse each Bank within 15 days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to Borrower) for any resulting actual loss or expense incurred by it (or by an existing Participant in the related Loan), including, without limitation, any actual loss incurred in obtaining, liquidating or employing deposits from third parties related to such Eurodollar Loan, but excluding loss of margin for the period after any such payment, provided that such Bank shall have delivered to Administrative Agent and Administrative Agent shall have delivered to the Borrower a certification as to the amount of such actual loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such actual loss or expense and shall be conclusive in the absence of demonstrable error.

       COMPUTATION OF INTEREST AND FEES. All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable interest and fees shall be determined by the Administrative Agent in accordance with the terms of this Agreement, and such determination shall be conclusive absent manifest error.

       PRO RATA TREATMENT. 1. Subject to Section 8.4, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

       If any Bank shall obtain payment in respect of any principal of or interest on any of its Loans resulting in such Bank receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Bank, then the Bank receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Banks to the extent necessary so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

       If any Bank shall fail to make any payment required to be made by it pursuant to Section 2.9(b), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Bank to satisfy such Bank's obligations under Section 2.9(b) until all such unsatisfied obligations are fully paid.

                              CONDITIONS TO CLOSING

       CONDITIONS TO CLOSING. The closing hereunder and the obligation of the Bank to make a loan shall occur on the date when each of the following conditions is satisfied (or waived in writing by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated. Each of the following conditions shall be satisfied by Borrower on or before the Closing Date:

       the Borrower shall have executed and delivered to the Administrative Agent a Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.4;

       the Borrower, each of the Arrangers and the Banks shall have executed and delivered to the Borrower and the Administrative Agent a duly executed original of this Agreement;

       the Administrative Agent shall have received an opinion of Goodwin Procter LLP, counsel for the Borrower and BPI, reasonably acceptable to the Administrative Agent, the Banks and their counsel;

       the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and BPI, the authority for and the validity of this Agreement and the other Loan Documents, the incumbency of officers executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the Agreement of Limited Partnership of the Borrower, as well as the

Certificate of Limited Partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to the Borrower from the Secretary of State (or the equivalent thereof) of Delaware, to be dated not more than thirty (30) days prior to the Closing Date, as well as the By-Laws and the Certificate of Incorporation of BPI, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of BPI as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to BPI from the Secretary of State (or the equivalent thereof) of Delaware, to be dated not more than thirty (30) days prior to the Closing Date;

       the Borrower and BPI each shall have executed a solvency certificate acceptable to the Administrative Agent;

       the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its sole discretion;

       the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower, and BPI shall have taken all actions required to authorize the execution and delivery of the other Loan Documents by the Borrower and the performance thereof by the same;

       the Banks shall be satisfied that neither the Borrower, BPI nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect and the Borrower shall have delivered a certificate so stating;

       the Administrative Agent shall have received, for its and any other Bank's account, all fees, costs and expenses due and payable pursuant to the Fee Letter (and all of such terms are incorporated herein) on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of the Administrative Agent, including the fees and expenses of its counsel, Jones, Day, Reavis & Pogue, shall have been paid on or before the Closing Date;

       the Borrower shall have delivered copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower and BPI, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

       no Default or Event of Default shall have occurred;

       the Borrower shall have delivered a certificate in form acceptable to Administrative Agent showing compliance with the requirements of Article VII as of the Closing Date.

       the Side Letter shall have been fully executed and delivered to the Administrative Agent;

       receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2;

       immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

       the receipt by Borrower of any required consents, approvals or waivers under any existing loan facility of Borrower, including but not limited to the Existing Revolving Credit Agreement for the consummation of the 399 Park Avenue Acquisition, including without limitation any waiver required to be delivered by the lenders under the Existing Revolving Credit Agreement as a consequence of
Section 10.6(b) therein, if failure to receive any such waiver would result in a default or event of default thereunder;

       the 399 Park Avenue Acquisition shall have been unconditionally consummated upon (or otherwise in connection with) the advance of such Borrowing to Borrower (it being acknowledged that the proceeds of the Loans shall be used to pay a portion of the purchase price for 399 Park Avenue);

       the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request in a form acceptable to the Administrative Agent, including, but not limited to, the 399 Park Avenue Purchase Agreement and any other document related to the 399 Park Avenue Acquisition;

       the Administrative Agent shall have completed all investigations of the Borrower, BPI and its Subsidiaries and 399 Park Avenue as the Administrative Agent or its counsel may deem to be necessary;

       the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which expressly operate as of a different date), shall be true and correct in all material respects on the Closing Date; and

       399 Park Avenue shall have been conveyed (or, in connection with the funding of the Loans, shall be conveyed) to the 1031 Exchange Entity in connection with the 1031 Exchange pursuant to documents delivered to the Administrative Agent (such documents, the "1031 Exchange Documents").

            In connection with Section 3.1(j), the Lead Lenders hereby waive the limitations imposed under Section 10.6(b) of the Existing Revolving Credit Agreement solely with respect to the 399 Park Avenue Acquisition and hereby consent to the inclusion of 399 Park Avenue in the financial covenants and definitions within the Existing Revolving Credit Agreement in a manner substantially identical to that contained in this Agreement. Notwithstanding Section 3.1(p) to the contrary, if Borrower uses diligent efforts to obtain any waiver required as a consequence of Section 10.6(b) of the Existing Revolving Credit Agreement, such Section 10.6(b) waiver is not obtained prior to the Closing Date, the receipt of such waiver shall not be a condition precedent to such funding if the outstanding balance, including letters of credit, under the Existing Revolving Credit Agreement at such time is $0, and remains $0 until the requisite waivers are obtained, and no default or event of default under the Existing Revolving Credit Agreement as a result thereof shall be a Default or Event of Default herein.

                         REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

       EXISTENCE AND POWER. BPLP is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. BPI is a corporation, duly formed and validly existing as a corporation under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. Each Borrower entity other than BPLP is limited partnership, general partnership, nominee trust or limited liability company, as the case may be, under the laws of the state of its organization, and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect, unless to the extent the extent the failure to comply with any of the foregoing would be a Non-Material Breach.

       POWER AND AUTHORITY. BPLP has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of itself and the other entities that are Borrower, to the extent applicable, and the performance by itself and the other entities that are Borrower, to the extent applicable, of such Loan Documents. BPI has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all the necessary corporate action, if any, to authorize the execution and delivery on behalf of itself and each entity that is Borrower, to the extent applicable, and the performance by itself and each entity that is Borrower, to the extent applicable, of such Loan Documents. The Borrower and BPI each have duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower and BPI, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. BPI has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents. BPI has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of each entity that is Borrower, to the extent applicable, to which such entity that is Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of each entity that is Borrower, to the extent applicable and the performance by such entity that is Borrower of such Loan Documents. Each entity that is Borrower other than BPLP has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents, unless to the extent the extent the failure to comply with any of the foregoing would be a Non-Material Breach.

       NO VIOLATION.

Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, including but not limited to the 399 Park Avenue Acquisition (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of the Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of the Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a material default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein), in the case of each entity that is Borrower other than BPLP, in each case to the extent required to avoid a Non-Material Breach.

Neither the execution, delivery or performance by BPI of the Loan Documents to which it is a party, nor compliance by BPI with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, including but not limited to the 399 Park Avenue Acquisition (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except any Permitted Lien) upon any of the property or assets of BPI or any of the Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which BPI (or of any partnership of which BPI is a partner) or any of the Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by BPI under any organizational document of any Person in which BPI has an interest, except to the extent such conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

       FINANCIAL INFORMATION.

The consolidated balance sheet of BPI as of December 31, 2001, and the related statements of operations and cash flows of BPI for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP, fairly present, the consolidated financial position of BPI as of such date and the consolidated results of operations and cash flows for such Fiscal Year. The consolidated unaudited balance sheet of BPI as of June 30, 2002, and the related statements of operations and cash flows of BPI for the Fiscal Quarter then ended, fairly present, the consolidated financial position of BPI as of such date and the consolidated results of operations and cash flows for such Fiscal Year.

Since December 31, 2001, (i) except as may have been disclosed in writing to the Banks, no change in the business, condition, operations or prospects of Borrower, BPI or any of the Consolidated Subsidiaries (financial or otherwise) has occurred which would or could have a Material Adverse Effect, and (ii) except as set forth on Schedule 4.4(b), neither the Borrower nor BPI has incurred any material indebtedness or guaranty on or before the Closing Date.

       LITIGATION. Except as previously disclosed by the Borrower in writing to the Banks or as set forth on Schedule 4.5, there is no action, suit, proceeding or investigation pending against, or to the knowledge of the Borrower threatened against or affecting, (i) the Borrower, BPI or any of the Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents, including but not limited to the 399 Park Avenue Acquisition, or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official; unless any of the foregoing would be constitute a Non-Material Breach. As of the Closing Date, no such action, suit or proceeding exists.

       COMPLIANCE WITH ERISA.

Except as disclosed in the SEC Filings, neither Borrower, BPI nor any ERISA
  Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

The transactions contemplated by the Loan Documents, including but not limited to the 399 Park Avenue Acquisition, will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent or any of the Banks to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA and such transactions will not otherwise result in the Administrative Agent or any of the Banks being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Code or in the Administrative Agent or any of the Banks being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. No assets of Borrower constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including, but not limited to, 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower covenants and agrees that Borrower shall not use any "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. Section 2510.3-101) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code to repay or secure the Note, the Loan, or the Obligations.

       ENVIRONMENTAL. The Borrower has caused Phase I and other environmental assessments (collectively, the "Environmental Reports") to be conducted and/or taken other steps to investigate the past and present environmental condition and usage of the Real Estate Assets. Based upon such Environmental Reports, to the Borrower's knowledge, except as identified in such Environmental Reports, the Borrower makes the following representations and warranties:

       None of the Borrower, its Subsidiaries, BPI or any operator of the Real Estate Assets or any portion thereof, or any operations thereon is in material violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation or alleged violation has, or its remediation would have, by itself or when aggregated with all such other violations or alleged violations, a Material Adverse Effect, or constitutes a Disqualifying Environmental Event with respect to any of the Borrowing Base Properties.

       None of the Borrower, BPI or any of their respective Subsidiaries has received written notice from any third party, including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986), (i) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, BPI or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which event described in any such notice would have a Material Adverse Effect, or constitutes a Disqualifying Environmental Event with respect to any of the Borrowing Base Properties.

       (i) No portion of the Real Estate Assets has been used for the handling, processing, storage or disposal of Hazardous Substances except in material accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of any Real Estate Assets except in material accordance with applicable Environmental Laws, (ii) in the course of any activities conducted by the Borrower, BPI, their respective Subsidiaries or the operators of their respective properties or any ground or space tenants on any Real Estate Asset, no Hazardous Substances have been generated or are being used on such Real Estate Asset except in material accordance with applicable Environmental Laws,
(iii) there has been no present or, to the best of Borrower's knowledge, past releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Estate Assets in violation of applicable Environmental Laws, (iv) to the best of Borrower's knowledge, there have been no Releases in violation of applicable Environmental Laws upon, from or into any real property in the vicinity of any of the Real Estate Assets which, through soil or groundwater contamination, may have come to be located on such Real Estate Asset, and (v) to the best of Borrower's Knowledge, any Hazardous Substances that have been generated on any of the Real Estate Assets during ownership thereof by the Borrower, BPI their respective Subsidiaries or the operations of their respective properties have been transported off-site only in compliance with all applicable Environmental Laws; any of which events described in clauses (i) through (v) above would have a Material Adverse Effect, or constitutes a Disqualifying Environmental Event with respect to any of the Borrowing Base Properties. Notwithstanding that the representations contained herein are limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in Section 5.11 or elsewhere in this Agreement.

       None of the Borrower, BPI or any of the Real Estate Assets is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby, in each case including but not limited to the 399 Park Avenue Acquisition,.

       TAXES. The Borrower, BPI and the Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, BPI or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, BPI and the Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the reasonable opinion of the Borrower, adequate.

       FULL DISCLOSURE. All information heretofore furnished by the Borrower and BPI to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction specifically contemplated hereby or thereby, including but not limited to the 399 Park Avenue Acquisition, is true and accurate in all material respects on the date as of which such information is stated or certified, except as would constitute a Non-Material Breach. The Borrower has disclosed to the Administrative Agent, in writing, any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

       SOLVENCY. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, including but not limited to the 399 Park Avenue Acquisition, BPLP and BPI , will be Solvent, and, those entities that are Borrower other than BPLP and BPI will be Solvent unless the failure of those entities that are Borrower other than BPLP and BPI to be Solvent would be a Non-Material Breach.

       USE OF PROCEEDS. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of regulations T, U, or X of the Federal Reserve Board.

       GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or, to the knowledge of Borrower, BPI or the Consolidated Subsidiaries, the consummation of any of the transactions contemplated thereby, including but not limited to the 399 Park Avenue Acquisition, other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

       INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower, BPI nor any Consolidated Subsidiary is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

       PRINCIPAL OFFICES. As of the Closing Date, the principal office, chief executive office and principal place of business of BPLP is 111 Huntington Avenue, Boston, Massachusetts 02199.

       REIT STATUS. BPI is qualified and BPI intends to continue to qualify as a real estate investment trust under the Code.

       PATENTS, FRANCHISES, TRADEMARKS, ETC. Except to the extent the failure or breach of such representation or warranty constitutes a Non-Material Breach the Borrower has obtained and holds in full force and effect all patents, franchises, licenses, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business substantially as presently conducted.

       JUDGMENTS. As of the Closing Date, there are no final, nonappealable judgments or decrees in an aggregate amount of Ten Million Dollars ($10,000,000) or more which have been entered by a court or courts of competent jurisdiction and which remain unsatisfied and outstanding for in excess of thirty (30) days against BPI or the Borrower or, to the extent such judgment would be recourse to BPI or Borrower, any of the Consolidated Subsidiaries (other than judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or which have been paid or stayed).

       NO DEFAULT. No Event of Default or Default exists under or with respect to any Loan Document and, to the knowledge of Borrower, BPI or the Consolidated Subsidiaries, the Borrower, BPI or the Consolidated Subsidiaries is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

       COMPLIANCE WITH LAW. To the Borrower's knowledge, except as would constitute a Non-Material Breach, the Borrower and each of its Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes.

       NO BURDENSOME RESTRICTIONS. Except as may have been disclosed by the Borrower in writing to the Banks, to the knowledge of Borrower, BPI or the Consolidated Subsidiaries, Borrower, BPI or the Consolidated Subsidiaries is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, except as would, individually or in the aggregate, constitute a Non-Material Breach.

       BROKERS' FEES. The Borrower has not dealt with any broker or finder with respect to the entering into of this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the entering into of this Agreement, other than the fees payable to the Administrative Agent, the Documentation Agent, the Syndication Agent and the Banks, and certain other Persons as previously disclosed in writing to the Administrative Agent and certain fees relating to the 399 Park Avenue Acquisition.

       ORGANIZATIONAL DOCUMENTS. As of the Closing Date, BPI is the sole general partner of BPLP and holds (directly or indirectly) not less than a 70% ownership interest in BPLP as of the Closing Date.

                 AFFIRMATIVE COVENANTS OF THE BORROWER AND BPI

The Borrower for itself and on behalf of BPI and their respective Subsidiaries (if and to the extent expressly included in any Section contained in this Article V) covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

       PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees, charges and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement, the Notes, and the other Loan Documents.

       MAINTENANCE OF OFFICE. Each of the Borrower and BPI will maintain its chief executive office in Boston, Massachusetts, or at such other place in the United States of America as each of them shall designate by written notice to the Administrative Agent to be delivered within fifteen (15) days of any change of chief executive office, where, subject to Section 11.1, notices, presentations and demands to or upon the Borrower and BPI in respect of the Loan Documents may be given or made.

       RECORDS AND ACCOUNTS. Each of the Borrower and BPI will (a) keep, and cause each of the Consolidated Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries in all material respects will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), contingencies, depreciation and amortization of its properties and the properties of its Subsidiaries; all of such reserves may be unfunded.

       FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver and cause BPI to deliver (as applicable) to the Administrative Agent (with copies to the Administrative Agent for each Bank):

as soon as practicable, but in any event not later than ninety (90) days after the end of each Fiscal Year of BPI, the audited consolidated balance sheet of BPI and the Consolidated Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for the year then ended, in each case, setting forth in comparative form the figures as of the end of and for the previous Fiscal Year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and, in each case, accompanied by an auditor's report prepared without qualification by the Accountants; together with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default under Article VI or VII or otherwise under the provisions of this Agreement relating to the financial condition of BPI or any of the Consolidated Subsidiaries, or of any facts or circumstances that would cause BPI not to continue to qualify as a REIT for federal income tax purposes, or, if such Accountants shall have obtained knowledge of any then existing Default, Event of Default or such facts or circumstances, they shall make disclosure thereinafter such statement (and, at the Administrative Agent's request, the Borrower shall deliver the foregoing for the Borrower on a consolidated basis);

as soon as practicable, but in any event not later than forty-five (45) days after the end of each of its March 31, June 30 and September 30 Fiscal Quarters, copies of the unaudited consolidated balance sheet of BPI and the Consolidated Subsidiaries, as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the portion of BPI's Fiscal Year then elapsed, all in reasonable detail and prepared in accordance with GAAP (which may be provided by inclusion in the Form 10-Q of BPI filed with the SEC for such period provided pursuant to clause (i) below), together with a certification by the principal financial or accounting officer of the Borrower and BPI that the information contained in such financial statements fairly presents the financial position of BPI and the Consolidated Subsidiaries on the date thereof (subject to year-end adjustments none of which shall be materially adverse) (and, at the Administrative Agent's request, the Borrower shall deliver the foregoing for Borrower on a consolidated basis);

Upon the request of the Administrative Agent and as soon as practicable, but in any event not later than ninety (90) days after the end of each of its Fiscal Years, statements of Net Operating Income and outstanding Indebtedness as at the end of such Fiscal Year and for the Fiscal Year then ended in respect of each Real Estate Asset (including each Borrowing Base Property), each prepared in accordance with GAAP consistent with the definitions of Net Operating Income and outstanding Indebtedness used in this Agreement and a summary rent roll in respect of each Borrowing Base Property, in each case certified by the chief financial or accounting officer of the Borrower as true and correct in all material respects;

Upon the request of the Administrative Agent and as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the Fiscal Quarters of the Borrower, (1) copies of the unaudited statements of Net Operating Income and outstanding Indebtedness as at the end of such quarter and for the portion of the Fiscal Year then elapsed in respect of each Real Estate Asset (including each Borrowing Base Property), each prepared in accordance with GAAP consistent with the definitions of Net Operating Income and outstanding Indebtedness used in this Agreement and certified by the chief financial or accounting officer of the Borrower to present fairly the Net Operating Income and outstanding Indebtedness in respect of each such Real Estate Asset and (ii) an occupancy analysis in respect of each Real Estate Asset (including each Borrowing Base Property) certified by the chief financial officer of the Borrower to be true and complete in all material respects;

simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement in the form of EXHIBIT D-1 hereto signed by the chief financial or accounting officer of the Borrower and (if applicable) reconciliations to reflect changes in GAAP since the date of such financial statements;

promptly as they become available, a copy of each report (including any so-called management letters) submitted to the Borrower, BPI or any of their respective subsidiaries by the Accountants in connection with each annual audit of the books of the Borrower, BPI or such Subsidiary by such Accountants or in connection with any interim audit thereof pertaining to any phase of the business of the Borrower, BPI or any such Subsidiary;

contemporaneously with (or promptly after) the filing or mailing thereof, copies of all material of a financial nature sent to the holders of any Indebtedness of the Borrower (other than the Loans) for borrowed money, to the extent that the information or disclosure contained in such material refers to or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or prospects, or operations of the Borrower, BPI or, taken as a whole, the BP Group;

contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of BPI;

as soon as practicable, but in any event not later than ninety (90) days after the end of each Fiscal Year of BPI, copies of the Form 10-K statement fled by BPI with the SEC for such Fiscal Year, and as soon as practicable, but in any event not later than fifty (50) days after the end of each Fiscal Quarter of BPI copies of the Form 10-Q statement filed by BPI with the SEC for such Fiscal Quarter, PROVIDED that, in either case, if the SEC has granted an extension for the filing of such statements, BPI shall deliver such statements to the Administrative Agent within ten (10) days after the filing thereof with the SEC;

from time to time such other financial data and information about the Borrower, BPI, their respective Consolidated Subsidiaries, the Real Estate Assets and the Partially-Owned Real Estate Holding Entities as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request, including without limitation complete rent rolls, existing environmental reports, and insurance certificates with respect to the Real Estate Assets (including the Borrowing Base Properties);

in the case of the Borrower and BPI, as soon as practicable, but in any event not later than ninety (90) days after the end of each of their respective Fiscal Years, PRO FORMA projections for the next three Fiscal Years;

together with the financial statements delivered pursuant to Section 5.4(a), a certification by the chief financial or accounting officer of the Borrower of the state and federal taxable income of BPI and its Subsidiaries as of the end of the applicable Fiscal Year; and

in the event that the definition of "funds from operations" is revised by the Board of Governors of the National Association of Real Estate Investment Trusts, a report, certified by the chief financial or accounting officer of the Borrower, of the "funds from operations" of the Borrower based on the definition as in effect on the date of this Agreement and based on the definition as so revised from time to time, which such report shall be delivered to the Administrative Agent (with copies to the Administrative Agent for each Bank) with the financial statements required to be delivered pursuant to Section 5.4(b) above; and

as soon as practicable, but in any event not later than ninety (90) days after the end of the Fiscal Year of the Borrower, the unaudited balance sheet of the Borrower at the end of each such year, and the related unaudited statements of income, changes in partners' capital and cash flows for the year then ended, in each case setting forth in comparative form the figures for the previous Fiscal Year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the March 31, June 30 and September 30 Fiscal Quarters of the Borrower, the unaudited balance sheet of the Borrower at the end of each such quarter, and the related unaudited statements of income, changes in partners' capital and cash flows for the quarter then ended, in each case setting forth in comparative form the figures for the previous Fiscal Quarter and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments none of which shall be materially adverse).

       NOTICES.

DEFAULTS. The Borrower will, and will cause BPI, as applicable, to, promptly after obtaining knowledge of the same, notify the Administrative Agent in writing (with copies to the Administrative Agent for each Bank) of the occurrence of any Default or Event of Default or Non-Material Breach. If any Person shall give any notice or take any other action in respect of (i) a claimed Default (whether or not constituting an Event of Default) under this Agreement or (ii) a claimed failure by the Borrower, BPI or any of their respective Consolidated Subsidiaries, as applicable, to comply with any term, condition or provision of or under any note, evidence of Indebtedness, indenture or other obligation in excess of $10,000,000, individually or in the aggregate, to which or with respect to which any of them is a party or obligor, whether as principal or surety, and such failure to comply would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, BPI or, taken as a whole, the BP Group or the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Banks, describing the notice or action and the nature of the claimed failure to comply.

ENVIRONMENTAL EVENTS. The Borrower will, and will cause BPI to, promptly give notice in writing to the Administrative Agent (with copies to the Administrative Agent for each Bank) (i) upon Borrower's or BPI's obtaining knowledge of any material violation (as determined by the Borrower or BPI in the exercise of its reasonable discretion) of any Environmental Law regarding any Real Estate Asset or Borrower's or BPI's operations, (ii) upon Borrower's or BPI's obtaining knowledge of any known Release of any Hazardous Substance at, from, or into any Real Estate Asset which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of such Real Estate Asset,
  (iii) upon Borrower's or BPI's receipt of any notice of material violation of any Environmental Laws or of any material Release of Hazardous Substances in violation of any Environmental Laws or any matter that may be a Disqualifying Environmental Event with respect to any of the Borrowing Base Properties, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower's or BPI's or any other Person's operation of any Real Estate Asset,
  (B) contamination on, from or into any Real Estate Asset, or (C) investigation or remediation of off-site locations at which Borrower or BPI or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances, or (iv) upon Borrower's or BPI's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which Borrower or BPI or any Partially-Owned Real Estate Holding Entity may be liable or for which a lien may be imposed on any Real Estate Asset; any of which events described in clauses (i) through (iv) above would have a material adverse effect on the business, assets or financial condition of the Borrower and the Consolidated Subsidiaries, taken as a whole, or constitutes a Disqualifying Environmental Event with respect to any of the Borrowing Base Properties. As of the date hereof, the Borrower has notified the Administrative Agent and the Banks of the matters referenced on
  SCHEDULE 5.5(b), to the extent such matters are disclosed in the Form 10-K referred to therein.

NOTIFICATION OF CLAIMS AGAINST BORROWING BASE PROPERTIES. The Borrower will, and will cause each Consolidated Subsidiary to, promptly upon becoming aware thereof, notify the Administrative Agent in writing (with copies to the Administrative Agent for each Bank) of any setoff, claims, withholdings or other defenses to which any of the Borrowing Base Properties are subject, which (i) would have a material adverse effect on (x) the business, assets or financial condition of the Borrower, BPI or, taken as a whole, the BP Group, or (y) the value of any such Borrowing Base Property, or (ii) with respect to such Borrowing Base Property, constitute a Disqualifying Environmental Event, a Disqualifying Structural Event or a Lien subject to the bonding or insurance requirement of Section 6.2(viii).

NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause BPI and their respective Consolidated Subsidiaries, to give notice to the Administrative Agent in writing (with copies to the Administrative Agent for each Bank) within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings an adverse determination in which could materially affect the Borrower, BPI or taken as a whole, the BP Group, or any Borrowing Base Property or to which the Borrower, BPI or any of their respective Consolidated Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, BPI or any of their respective Consolidated Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower, BPI or, taken as a whole, the BP Group, the respective properties, business, assets, financial Condition or prospects or on the value or operation of the Borrowing Base Properties and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of BPI and their respective Consolidated Subsidiaries to, give notice to the Administrative Agent and each of the Banks, in writing, in form and detail reasonably satisfactory to the Administrative Agent and each of the Banks, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower, BPI or any of such Consolidated Subsidiaries in an amount in excess of $1,000,000.

INSOLVENCY EVENTS. The Borrower shall notify the Administrative Agent in writing
  (with copies to the Administrative Agent for each Bank) promptly after the occurrence of any of the events described in Section 10.1(g) or (h) with respect to any member of the BP Group other than the Borrower and BPI.

       EXISTENCE OF BORROWER: MAINTENANCE OF PROPERTIES. The Borrower will do or cause to he done all things necessary to, and shall, preserve and keep in full force and effect its respective existence in its jurisdiction of organization and will do or cause to be done all things necessary to preserve and keep in full force all of its respective rights and franchises and those of its respective Consolidated Subsidiaries each of which in the good faith judgment of the Borrower may be necessary to properly and advantageously conduct the businesses conducted by it. The Borrower (a) will cause all necessary repairs, renewals, replacements, betterments and improvements to be made to all Real Estate Assets owned or controlled by it, all as in the judgment of the Borrower may be necessary so that the business earned on in connection therewith may be properly and advantageously conducted at all times, subject to the terms of the applicable Leases and partnership agreements or other entity charter documents, and in any event, will keep all of the Real Estate Assets (for so long as such Real Estate Assets are owned by the Borrower or any of the Consolidated Subsidiaries) in a condition consistent with the Real Estate Assets currently owned or controlled by the Borrower or the Consolidated Subsidiaries, (b) will cause all of its other properties and those of the Consolidated Subsidiaries (to the extent controlled by the Borrower) used or useful in the conduct of its business or the business of the Consolidated Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (c) will not permit BPI to directly own or lease any Real Estate Asset (except only 100 East Pratt Street, Baltimore, Maryland so long as all of the economic benefits of such Real Estate Asset contractually flow to the Borrower), and (d) will, and will cause each of the Consolidated Subsidiaries to continue to engage primarily in the businesses now conducted by it and in related businesses, all of the foregoing to the extent necessary to comply with the other terms and conditions set forth in this Agreement, and in the case of clauses (a) and (b) above, except to the extent that the failure to comply with the provisions thereof constitutes a Non-Material Breach. The Borrower will take all reasonable actions to assure that its computer based systems are able to effectively process data including dates on and after January 1, 2000 and will notify the Administrative Agent of any material risk of any inability to so process data. Such material risk shall constitute a breach hereunder except to the extent that such risk would constitute a Non-Material Breach.

       EXISTENCE OF BPI; MAINTENANCE OF REIT STATUS OF BPI; MAINTENANCE OF PROPERTIES. The Borrower will cause BPI to do or cause to be done all things necessary to preserve and keep in full force and effect BPI's existence as a Delaware corporation. The Borrower will cause BPI at all times (i) to maintain its status as a self-directed and self-administered REIT and not to take any action which could lead to its disqualification as a self-directed and self-administered REIT and (ii) to continue to be listed on the New York Stock Exchange. Without limitation of Section 6.3(f) hereof, the Borrower will cause BPI not to engage in any business other than the business of acting as a REIT and serving as the general partner and limited partner of the Borrower, and as a member, partner or stockholder of Consolidated Subsidiaries of the Borrower, including Boston Properties LLC (PROVIDED that BPI's percentage equity interest in any such Consolidated Subsidiary shall not exceed 1%), and matters directly relating thereto, and shall cause BPI to (x) conduct all or substantially all of its business operations through the Borrower or through subsidiary partnerships or other entities in which the Borrower owns at least 99% of the economic interests and (y) own no real property or material personal property other than (1) through its ownership interests in the Borrower and the Consolidated Subsidiaries, including Boston Properties LLC, in compliance with the terms hereof, and (2) contracts and agreements of the nature described in Section 6.1(e), including without limitation, those set forth on
Schedule 6.1(e). The Borrower will cause BPI (a) to cause all of its properties and those of the Consolidated Subsidiaries used or useful in the conduct of its business or the business of the Consolidated Subsidiaries to be maintained and kept in good condition, repair and working order, and supplied with all necessary equipment, (b) to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of BPI may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and (c) to cause each of the Consolidated Subsidiaries to continue to engage primarily in the businesses now conducted by it and in related businesses, in each case under clauses (a),
(b) and (c) above to the extent, in the good faith judgment of BPI, necessary to properly and advantageously conduct the businesses being conducted by it.

       INSURANCE. The Borrower will, and will cause BPI to, maintain with respect to its properties, and will cause each of the Consolidated Subsidiaries to maintain with financially sound and reputable insurers, insurance, including but not limited to terrorism insurance, with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, unless any failure to do so does not relate to BPLP or BPI and is a Non-Material Breach.

       TAXES. The Borrower will, and will cause BPI and each of their respective Consolidated Subsidiaries to, pay or cause to be paid real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets before the same become delinquent and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon its sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of the Real Estate Assets, unless any failure to do so does not relate to the Borrower or BPI and is a Non-Material Breach; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or BPI shall have set aside on its books adequate reserves with respect thereto; and PROVIDED further that the Borrower or BPI will pay all such taxes, assessments, charges, levies or claims forthwith prior to the consummation of proceedings to foreclose any lien that may have attached as security therefor. Promptly upon request by the Administrative Agent if required for bank regulatory compliance purposes or similar bank purposes, the Borrower will provide evidence of the payment of real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets in the form of receipted tax bills or other form reasonably acceptable to the Administrative Agent, or evidence of the existence of applicable contests as contemplated herein.

       INSPECTION OF PROPERTIES AND BOOKS. The Borrower will, and will cause BPI to, permit the Administrative Agent or any of the Banks' other designated representatives upon no less than 24 hours notice (which notice may be given orally or in writing), to visit and inspect any of the properties of the Borrower, BPI or any of their respective Consolidated Subsidiaries to examine the books of account of the Borrower, BPI and their respective Consolidated Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, BPI and their respective Consolidated Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Administrative Agent may reasonably request; PROVIDED that, so long as no Event of Default has occurred and is continuing, the Borrower shall only be responsible for the costs and expenses incurred by the Administrative Agent in connection with such inspections.

       COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause BPI to, comply with, and will cause each of their respective Consolidated Subsidiaries to comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including, without limitation, all Environmental Laws and all applicable federal and state securities laws, (b) the provisions of its partnership agreement or corporate charter and other charter documents and by-laws, as applicable, (c) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound (including the Real Estate Assets and the Leases) and (d) all applicable decrees, orders, and judgments, unless such non-compliance does not relate to the Borrower or BPI and constitutes a Non-Material Breach. If at any time while any Loan is outstanding or the Banks have any obligation to make Loans hereunder, any Permit shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower and BPI and their respective Consolidated Subsidiaries will immediately take or cause to he taken all reasonable steps within the power of the Borrower or BPI, as applicable, to obtain such Permit and furnish the Administrative Agent with evidence thereof.

       USE OF PROCEEDS. Subject at all times to the other provisions this Agreement, the Borrower will use the proceeds of the Loans solely in connection with the 399 Park Avenue Acquisition.

       ADDITION OF OR REMOVAL OF BORROWING BASE PROPERTY. Prior to the addition or removal of any Real Estate Asset to or from the Borrowing Base as a Borrowing Base Property pursuant to this Agreement, which may include the addition of or removal of a "Borrower" as defined in the Existing Revolving Credit Agreement, the Borrower shall take those actions and obtain those approvals required, if any, pursuant to the Existing Revolving Credit Agreement to add or remove the Real Estate Asset to the "Borrowing Base" as defined in the Existing Revolving Credit Agreement and shall promptly deliver to the Administrative Agent certified copies of the documents, instruments, certificates and agreements required thereby and evidence of lender approval thereunder, if and to the extent thereunder. Upon satisfaction of the requirements of this Section 5.13, such Real Estate Asset shall be included or removed, as applicable, as a Borrowing Base Property. Notwithstanding anything to the contrary contained in this Agreement, any Real Estate Asset that is, from time to time, a Borrowing Base Property pursuant to the Existing Revolving Credit Agreement, as amended or replaced, (including for such purpose, any non-conforming Real Estate Asset which has been accepted by the lenders under the Existing Revolving Credit Agreement, as amended or replaced, as a Borrowing Base Property) shall also be deemed to be and shall be a Borrowing Base Property for all purposes under this Agreement, provided the Borrower complies with the terms of this Section 5.13.

       ADDITION AND REMOVAL OF BORROWERS.

If, after the Closing Date, BPLP wishes to designate as a Borrowing Base
  Property a Real Estate Asset that otherwise qualifies as a Borrowing Base Property but is owned or ground-leased by a Person other than the Borrower, BPLP shall cause such Person (which Person must be a Wholly-owned Subsidiary) to become a party to this Agreement and the other applicable Loan Documents prior to such Real Estate Asset becoming a Borrowing Base Property hereunder. The liability of each Borrower which is from time to time a Borrower hereunder shall be joint and several with all other Borrowers for all Obligations for so long as such Borrower is a Borrower hereunder (PROVIDED that BPLP shall at all times be a Borrower hereunder). At any time and from time to time but only for so long as no Default or Event of Default shall then exist, BPLP may notify Administrative Agent, in writing (each, a "Release Notice"), that one (l) or more Borrowing Base Properties are to be removed from the Borrowing Base. Such Release Notice shall be accompanied by a Certificate of Compliance in the form of EXHIBIT D-3, evidencing compliance. Immediately upon receipt of such Release Notice and Certificate of Compliance, such Borrowing Base Properties (each, a "Released Property") shall be removed from the Borrowing Base and any Wholly-owned Subsidiary which is the owner of a Released Property and which is then a Borrower (other than BPLP) hereunder shall be released from its obligations hereunder (including the Obligations), PROVIDED, HOWEVER, that any such release shall only be effective as to Obligations arising after the applicable Release Notice (and the Certificate of Compliance evidencing compliance) is received by Agent. BPLP will not permit any Borrower (other than BPLP) that owns or ground leases any Borrowing Base Property to have any Consolidated Subsidiaries unless such Consolidated Subsidiary's business, obligations and undertakings are exclusively related to the business of such Borrower.

       SOLVENCY. The Borrower and BPI shall remain solvent at all times, unless such failure to remain solvent does not relate to BPLP or BPI is a Non-Material Breach.

       FURTHER ASSURANCES. The Borrower will, and will cause BPI to, cooperate with, the Administrative Agent and the Banks and execute such further instruments and documents as the Banks or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents, including but not limited to the 399 Park Avenue Acquisition.

       INTEREST RATE PROTECTION. At any time, and so long as. the aggregate Indebtedness of the BP Group which bears interest at a fixed rate as a percentage of the aggregate Indebtedness of the BP Group is less than fifty five percent (55%), the Borrower shall, upon the Administrative Agent's written request (each, an "Administrative Agent Notice"), maintain in effect interest rate protection arrangements to raise the percentage of the aggregate Indebtedness of the BP Group which either bears interest at a fixed rate or has an interest rate protection arrangement in place to the total Indebtedness of the BP Group to collectively more than fifty-five percent (55%) by means of hedging techniques or vehicles such as interest rate swaps, interest rate caps, interest rate corridors or interest rate collars, in each case to be capped at a rate reasonably satisfactory to the Administrative Agent and the Required Banks and otherwise in form and substance reasonably satisfactory to the Administrative Agent. The Borrower may, at its option, enter into additional interest rate protection arrangements without required Bank approval permitted pursuant to Section 6.3 herein.

       ENVIRONMENTAL INDEMNIFICATION. The Borrower covenants and agrees that it will indemnify and hold the Administrative Agent and each Bank, and each of their respective Affiliates, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Administrative Agent or any Bank (including all reasonable costs of legal representation incurred by the Administrative Agent or any Bank, but excluding, as applicable, for the Administrative Agent or a Bank any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of the Administrative Agent or such Bank or any of their respective Affiliates) relating to (a) any Release or threatened Release of Hazardous Substances on any Real Estate Asset;
(b) any violation of any Environmental Laws with respect to conditions at any Real Estate Asset or the operations conducted thereon; (c) the investigation or remediation of off-site locations at which the Borrower, BPI or any of their respective Consolidated Subsidiaries or their predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (d) any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances relating to Real Estate Assets (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property). It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of the Administrative Agent and the Banks and their respective Affiliates, their respective successors, and their respective assigns under the Loan Documents permitted under this Agreement.

       RESPONSE ACTIONS. The Borrower covenants and agrees that if any Release or disposal of Hazardous Substances shall occur or shall have occurred on any Real Estate Asset owned directly or indirectly by the Borrower or BPI, in violation of applicable Environmental Laws, the Borrower will cause the prompt containment and removal of such Hazardous Substances and remediation of such wholly-owned Real Estate Asset as necessary to comply with all Environmental Laws.

       EMPLOYEE BENEFIT PLANS.

NOTICE. The Borrower will, and will cause BPI to, notify the Administrative
  Agent (with copies to the Administrative Agent for each Bank) within a reasonable period after the establishment of any Employee Benefit Plan or Guaranteed Pension Plan by any of them or any of their respective ERISA Affiliates other than those disclosed in the SEC Filings and no Borrower will, or will permit BPI to, establish any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan which could reasonably be expected to have a material adverse effect on the Borrower, BPI or, taken as a whole, the BP Group.

IN GENERAL. Each Employee Benefit Plan maintained by the Borrower, BPI or any of their respective ERISA Affiliates will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

TERMINABILITY OF WELFARE PLANS. With respect to each Employee Benefit Plan maintained by the Borrower, BPI or any of their respective ERISA Affiliates which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, the Borrower, BPI, or any of their respective ERISA Affiliates, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

UNFUNDED OR UNDERFUNDED LIABILITIES. The Borrower will not, and will not permit
  BPI to, at any time, have accruing or accrued unfunded or underfunded liabilities with respect to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability, which such liability could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Borrower, BPI or, taken as a whole, the BP Group.

       NO AMENDMENTS TO CERTAIN DOCUMENTS. The Borrower will not, and will not permit BPI to, at any time cause or permit its certificate of limited partnership, agreement of limited partnership (including without limitation the Agreement of Limited Partnership of the Borrower, articles of incorporation, by-laws, operating agreement or other charter documents, as the case may be, to be modified, amended or supplemented in any respect whatever, without (in each case) the express prior written consent or approval of the Administrative Agent, if such changes would affect BPI's REIT status or otherwise materially adversely affect the rights of the Administrative Agent and the Banks hereunder or under any other Loan Document.

       399 PARK AVENUE 1031 EXCHANGE. The twenty-nine year ground lease and note executed directly in connection with the 1031 Exchange shall not be assigned, encumbered, pledged or hypothecated. No interest in the fee simple interest in 399 Park Avenue shall be pledged, hypothecated, mortgaged or liened, for borrowed money, other than to BPLP or a Wholly-Owned Subsidiary, in any way until the fee simple interest in 399 Park Avenue is conveyed, directly or indirectly, to BPLP or a Wholly-Owned Subsidiary. The Borrower shall deliver copies of all notices required under the 1031 Exchange Documents to the Administrative Agent within three (3) Business Days of receipt or delivery by BPI, the Borrower or a Consolidated Entity, as the case may be, or any modifications or other written material communication between a party to the 1031 Exchange and BPI, the Borrower or a Consolidated Entity, as the case may be.

                   NEGATIVE COVENANTS OF THE BORROWER AND BPI.

The Borrower for itself and on behalf of BPI and their respective Consolidated Subsidiaries (if and to the extent expressly included in each Section contained in this Article VI) covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

       RESTRICTIONS ON LIABILITIES. The Borrower and BPI may, and may permit their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, any Liabilities other than the specific Liabilities which are prohibited under this Section 6.1 (the "Prohibited Liabilities"), it being agreed that neither the Borrower nor BPI will, or will permit any Consolidated Subsidiary to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, singularly or in the aggregate for any of such Prohibited Liabilities, as follows:

Unsecured Indebtedness (excluding the Obligations and the obligations under the Existing Revolving Credit Agreement) which is incurred under a revolving credit facility with a commercial bank, trust company, or savings and loan association, PROVIDED that, in the event the Borrower acquires a Real Estate Asset with respect to which there is any such unsecured Indebtedness, the Borrower shall have a period of 90 days in which to repay such Indebtedness in full;

Indebtedness which would result in a Default or Event of Default under Sections
  7.1 through 7.4 and 7.6 and 7.7 hereof,

An aggregate amount in excess of $10,000,000 at any one time in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies (other than in respect of properties owned by Partially-Owned Real Estate Holding Entities) for which payment therefor is required to be made in accordance with the provisions of Section 5.9 and such payment is due and delinquent and which is not being contested diligently and in good faith;

An aggregate amount in excess of $10,000,000 at any one time in respect of insured's judgments or awards, with respect to which the applicable periods for taking appeals have expired, or with respect to which final and unappealable judgments or awards have been rendered, and such judgments or awards remain unpaid for more than thirty (30) days; and

With respect to BPI only, any and all Liabilities other than (i) the Liabilities existing as of the Closing Date of the kind or nature described on Schedule 6.1(e), (ii) Liabilities incurred by BPI in the ordinary course of business and which are of the same or similar kind or nature to those permitted under subclause (i) above, (iii) Liabilities incurred by BPI in connection with its maintenance of corporate status, preparation of SEC filings, accountants' fees and similar administrative matters, and (iv) other Liabilities incurred by BPI of the same or similar kind or nature as currently exist, so long as such Liabilities are not, individually or in the aggregate, material to BPI, the Borrower or, taken as a whole, the BP Group.

The terms and provisions of this Section 6.1 are in addition to, and not in limitation of, the covenants set forth in Sections 7.1 through 7.4 and 7.6 and
7.7 of this Agreement.

Without limiting the foregoing, but subject to the other provisions of this Agreement (including without limitation Sections 7.1 through 7.4 and 7.6 and 7.7 hereof), Indebtedness Without Recourse to any of the BP Group or any of their respective assets other than their respective interests in the Real Estate Assets that are subject to such Indebtedness Without Recourse is not restricted other than with respect to BPI, as set forth in subclause (e) above.

Notwithstanding anything contained herein to the contrary, the Borrower will not, and will not permit any Consolidated Subsidiary to, incur any Indebtedness for borrowed money in any single transaction which exceeds $50,000,000 in the aggregate unless the Borrower shall have delivered a compliance certificate in the form of EXHIBIT D-2 hereto to the Administrative Agent evidencing covenant compliance at the time of delivery of the certificate and on a pro-forma basis after giving effect to such proposed Indebtedness.

       RESTRICTIONS ON LIENS, ETC. None of the Borrower, BPI and any Wholly-owned Subsidiary will: (a) create or incur or suffer to be created or incurred or to exist any lien, mortgage, pledge, attachment, security interest or other rights of third parties of any kind upon any of the Borrowing Base Properties, whether now owned or hereafter acquired (but only for so long as they remain Borrowing Base Properties), or upon the income or profits therefrom;
(b) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement in connection with the operation of the Borrowing Base Properties; (c) suffer to exist for a period of more than thirty (30) days, with respect to the Borrowing Base Properties, any taxes, assessments, governmental charges and claims for labor, materials and supplies for which payment thereof is not being contested or for which payment notwithstanding a contest is required to be made in accordance with the provisions of Section 5.9 and has not timely made and, with respect to any individual Borrowing Base Property, is in an amount in excess of the lesser of (i) $500,000 and (ii) three percent (3%) of the fair market value of the applicable Borrowing Base Property; or (d) sell, assign, pledge or otherwise transfer for security any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse, relating to the Borrowing Base Properties (the foregoing items (a) through (d) being sometimes referred to in this Section 6.2 collectively as "Liens"), PROVIDED that the Borrower, BPI and any Wholly-owned Subsidiary may create or incur or suffer to be created or incurred or to exist (but only, with respect to BPI, as set forth in subclause (vi) below to the extent relating to the Real Estate Asset located at 100 East Pratt Street, Baltimore, Maryland):

            Liens securing taxes, assessments, governmental charges or levies or claims for labor, material and supplies, the Indebtedness with respect to which is not prohibited by Section 6.1(c) or Section 6.2(c) above;

            Liens arising out of deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations; and deposits with utility companies and other similar deposits made in the ordinary course of business;

            Liens (other than affecting the Borrowing Base Properties) in respect of judgments or awards, the Indebtedness with respect to which is not prohibited by Section 6.1(d);

            encumbrances on properties consisting of easements, rights of way, covenants, zoning and other land-use restrictions, building restrictions, restrictions on the use of real property and defects and irregularities in the title thereto; landlord's or lessor's Liens under Leases to which the Borrower or any Wholly-owned Subsidiary is a party or bound; purchase options granted at a price not less than the market value of such property; and other minor Liens or encumbrances on properties, none of which interferes materially and adversely with the use of the property affected in the ordinary conduct of the business of the Borrower, and which matters (x) do not individually or in the aggregate have a material adverse effect on the business of the Borrower, BPI or, taken as a whole, the BP Group and (y) do not make title to such property unmarketable by the conveyancing standards in effect where such property is located;

            any Leases;

            Liens and other encumbrances or rights of others which exist on the date of this Agreement and which do not otherwise constitute a breach of this Agreement, including, without limitation, Liens created by or pursuant to the Organizational Documents of the Borrower with respect to a restriction on sale or refinancing of a Real Estate Asset that would be an acceptable Lien under the definition of "Unencumbered Asset", so long as all such Liens, individually, or in the aggregate, do not have a material adverse effect on the Borrower, BPI or, taken as a whole, the BP Group; PROVIDED that nothing in this clause (vi) shall be deemed or construed to permit an Borrowing Base Property to be subject to a Lien to secure Indebtedness;

            as to Real Estate Assets which are acquired after the date of this Agreement, Liens and other encumbrances or rights of others which exist on the date of acquisition and which do not otherwise constitute a breach of this Agreement; PROVIDED that nothing in this clause (vii) shall be deemed or construed to permit a Borrowing Base Property to be subject to a Lien to secure Indebtedness;

            Liens affecting the Borrowing Base Properties in respect of judgments or awards that are under appeal or have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder or in respect of which, at the time, a good faith appeal or proceeding for review is being diligently prosecuted, and in respect of which a stay of execution shall have been obtained pending such appeal or review; PROVIDED that the Borrower shall have obtained a bond or insurance or made other arrangements with respect thereto, in each case reasonably satisfactory to the Administrative Agent;

            Liens securing Indebtedness for the purchase price of capital assets (other than Real Estate Assets but including Indebtedness in respect of Capitalized Leases for equipment and other equipment leases) to the extent not otherwise prohibited by Section 6.1; and

            other Liens (other than affecting the Borrowing Base Properties) in connection with any Indebtedness permitted under this Section 6.2.

Nothing contained in this Section 6.2 shall restrict or limit the Borrower or any of their respective Wholly-owned Subsidiaries from creating a Lien in connection with any Real Estate Asset which is not a Borrowing Base Property and otherwise in compliance with the other terms of this Agreement.

BPI shall not create or incur or suffer to be created or incurred any Lien on any of its directly-owned properties or assets, including, in any event, its general partner interests and limited partner interests in the Borrower.

       RESTRICTIONS ON INVESTMENTS. None of the Borrower, BPI, or any of their respective Consolidated Subsidiaries will make or permit to exist or to remain outstanding any Investment except, with respect to the Borrower and the Consolidated Subsidiaries only, Investments in:

marketable direct or guaranteed obligations of the United States that mature within two (2) years from the date of purchase (including investments in securities guaranteed by the United States such as securities in so-called "overseas private investment corporations");

demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P l" if rated by Moody's, and not less than "A 1" if rated by S&P;

Investments existing on the Closing Date and listed in the SEC Filings or in the financial statements referred to in Section 4.4 hereof;

other Investments hereafter in connection with the acquisition and development of Permitted Properties by the Borrower or any Wholly-owned Subsidiary of the Borrower, PROVIDED that the aggregate amounts actually invested by Borrower (or if not invested directly by Borrower, actually invested by an Affiliate of the Borrower for which the Borrower has any funding obligation) and such Wholly-owned Subsidiary at any time as Development Costs in Real Estate Assets Under Development (and without regard to any obligations of the Borrower or such Consolidated Subsidiary to provide funds which have not yet been invested) will not exceed twenty-five percent (25%) of the Fair Market Value of Real Estate Assets at the time of any such Investment;

subject at all times to the restrictions of Section 6.7 hereof and subject to what is permitted in clause (e) above, so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, Investments (i) in Real Estate Assets, (ii) in interests in Partially-Owned Real Estate Holding Entities, (iii) in the stock of or other beneficial interests in Persons whose primary operations consist of the ownership, development, operation or management of Real Estate Assets or the ownership of Mortgages, or (iv) consisting of the acquisition of (A) contracts for the management of real estate assets for third parties unrelated to the Borrower, or (B) Mortgages, PROVIDED that the aggregate fair market value of Borrower's and any such Consolidated Subsidiary's interest in such other businesses (excluding management and development businesses except to the extent of amounts actually invested by the Borrower or any such Consolidated Subsidiary therein) does not exceed twenty-five percent (25%) of the Consolidated Total Adjusted Asset Value at the time of any such Investment;

any Investments now or hereafter made in any Wholly-owned Subsidiary;

Investments in respect of (l) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (2) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (3) advances in the ordinary course of business to employees for travel expenses, drawing accounts and similar expenditures, (4) prepaid expenses made in the ordinary course of business;

shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in marketable direct or guaranteed obligations of the United States and agencies and instrumentalities thereof, and have total assets in excess of $50,000,000; and

Investments made by the Borrower in businesses which are not in the business of commercial real estate so long as such businesses have real estate related purposes, PROVIDED that the aggregate amounts actually invested by the Borrower in such businesses shall not exceed two percent (2%) of the Consolidated Total Adjusted Asset Value at the time of each such Investment.

Notwithstanding the foregoing, BPI shall be permitted to make and maintain (i) Investments in the Borrower, (ii) Investments in the Borrower's Consolidated Subsidiaries (including, without limitation, in Boston Properties LLC), PROVIDED that BPI's percentage equity interest in any such Subsidiary shall not exceed 1%, (iii) Investments which exist as of the date of this Agreement and are set forth on Schedule 6.3, and (iv) other Investments which would be permitted by the terms of this Agreement, including Section 5.7 above. The Borrower shall cause BPI to contribute to the Borrower, promptly upon, and in any event within 3 Business Days of, BPI's receipt thereof, 100% of the aggregate proceeds received by BPI in connection with any offering of stock or debt in BPI (net of fees and expenses customarily incurred in such offerings).

       MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

None of the Borrower, BPI or any of their respective Consolidated Subsidiaries will:

become a party to any merger or consolidation without prior written approval of the Required Banks, except that so long as no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, the merger or consolidation of one or more Persons with and into the Borrower or BPI shall be permitted in connection with the acquisition of Real Estate Assets if the Borrower or BPI, as the case may be, is the surviving entity; PROVIDED that (i) if any such merger or consolidation involves BPI, the assets acquired (including any equity interests) are, promptly after the consummation of the acquisition, contributed to the Borrower or one of the Consolidated Subsidiaries and all liabilities assumed by BPI in connection with the acquisition are assumed by the Borrower or such Consolidated Subsidiary, and
  (ii) prior to any such merger or consolidation (other than (x) the merger or consolidation of one or more Wholly-owned Subsidiaries with and into the Borrower or (y) the merger or consolidation of two or more Wholly-owned Subsidiaries of the Borrower), the Borrower shall provide to the Administrative Agent (with copies to the

  Administrative Agent for each Bank) a statement in the form of EXHIBIT D-3 hereto signed by the chief financial officer or treasurer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 7.1 through 7.7 hereof and certifying, to the best knowledge of the signatory, that no Default or Event of Default has occurred and is continuing, or would occur and be continuing after giving effect to such merger or consolidation and all liabilities, fixed or contingent, pursuant thereto; or

without limitation of the other provisions of this Agreement, and in particular, subject to the provisions of Section 8 hereof relating to the removal of a Real Estate Asset from the Borrowing Base in connection with the curing of any Default, Event of Default or Non-Material Breach, sell, transfer or otherwise dispose of any Real Estate Assets in any single transaction having a sales price (net of any Indebtedness secured by a Lien on such Real Estate Assets, if any), in excess of $50,000,000 (collectively and individually, "Sell" or a "Sale") or grant a Lien to secure Indebtedness (an "Indebtedness Lien") in any single transaction in an amount in excess of $50,000,000 unless, in each such event, the Borrower has provided to the Administrative Agent (with copies to the Administrative Agent for each Bank) a compliance certificate in the form of EXHIBIT D-3 or EXHIBIT D-4, as applicable, hereto signed by the chief financial officer, treasurer or controller of the Borrower, setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 7.1 through 7.7 hereof and certifying that no Default or Event of Default would exist or occur and be continuing after giving effect to all such proposed Sales or Indebtedness Liens.

       COMPLIANCE WITH ENVIRONMENTAL LAWS. None of the Borrower, BPI or any Subsidiary will do any of the following: (a) use any of the Real Estate Assets or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances except for quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate Assets any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate Assets except in compliance with Environmental Laws, or (d) conduct any activity at any Real Estate Asset or use any Real Estate Asset in any manner so as to cause a Release in violation of applicable Environmental Laws; unless, with respect to clause (d) above, any such occurrence would constitute a Non-Material Breach hereunder.

       DISTRIBUTIONS.

The Borrower will not make (i) annual Distributions in excess of 90% of "funds from operations"; (ii) Distributions in excess of 100% of "funds from operations" for more than three consecutive Fiscal Quarters; or (iii) any Distributions during any period after any monetary Event of Default has occurred; PROVIDED, HOWEVER, (a) that the Borrower may at all times (including while a monetary Event of Default is continuing) make Distributions to the extent (after taking into account all available funds of BPI from all other sources) required in order to enable BPI to continue to qualify as a REIT and
  (b) in the event that the Borrower cures any such monetary default in clause
  (iii) above and the Administrative Agent has accepted such cure prior to accelerating the Loan, the limitation of section
  (iii) above shall cease to apply with respect to such monetary default.

BPI will not, during any period when any monetary Event of Default has occurred and is continuing, make any Distributions in excess of the Distributions required to be made by BPI in order to maintain its status as a REIT.

       HOTEL PROPERTIES. At any time of determination, the hotel properties shall not constitute more than 25% of the Consolidated Total Adjusted Asset Value or more than 25% of the number of Real Estate Assets.

       FORWARD EQUITY CONTRACTS. If Borrower shall enter into any forward equity contracts, Borrower may only settle the same by delivery of stock, it being agreed that if Borrower shall settle the same with cash, the same shall constitute an Event of Default hereunder.

       PROPERTY OF BPI. Schedule 6.9 sets forth all the Real Property Assets owned by BPI. BPI agrees, during the Term, not to acquire or otherwise receive any additional Real Property Assets, other than Real Property Assets that may be acquired by BPI as a result of transfer tax issues similar to those that arose in connection with the purchase of 100 East Pratt Street, Baltimore, Maryland. In no event shall BPI own any Borrowing Base Property, nor shall any entity in the BP Group convey any Borrowing Base Property or any other Real Property Asset to BPI during the Term.

       FINANCIAL COVENANTS; COVENANTS REGARDING BORROWING BASE PROPERTIES.

The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

       CONSOLIDATED TOTAL INDEBTEDNESS. As at the end of any Fiscal Quarter, Consolidated Total Indebtedness on the last day of such quarter shall not exceed 60% of Consolidated Total Adjusted Asset Value for such quarter, PROVIDED that
(i) for a single period of not more than five consecutive Fiscal Quarters of the Borrower, Consolidated Total Adjusted Asset Value for such quarter (but in no event may it exceed 65% of Consolidated Total Adjusted Asset Value), and (ii) in no event may such five consecutive Fiscal Quarters include the Fiscal Quarter in which the Maturity Date occurs or the Fiscal Quarter immediately preceding the Fiscal Quarter in which the Maturity Date occurs. Such single five consecutive Fiscal Quarter period shall commence with the first Fiscal Quarter for which the financial statements pertaining to such quarter evidence Consolidated Total Indebtedness in excess of 60% of Consolidated Total Adjusted Asset Value for such quarter, and shall not be available to the Borrower again, whether or not the Borrower utilized all five consecutive Fiscal Quarters.

       SECURED CONSOLIDATED TOTAL INDEBTEDNESS. As at the end of any Fiscal Quarter, Secured Consolidated Total Indebtedness shall not exceed 55% of Consolidated Total Adjusted Asset Value for such quarter.

       DEBT SERVICE COVERAGE. As at the end of any Fiscal Quarter,

            the ratio of (i) Consolidated EBITDA for such quarter to (ii) Consolidated Fixed Charges for such quarter (exclusive of any Consolidated Fixed Charges attributable to capitalized interest, as determined in accordance with GAAP, and all dividends and distributions on the Preferred Equity, for such quarter) shall not be less than 1.75 to 1.0;

            the ratio of (i) Consolidated EBITDA for such quarter to (ii) Consolidated Fixed Charges for such quarter (inclusive of any Consolidated Fixed Charges attributable to capitalized interest, as determined in accordance with GAAP, for such quarter and all dividends and distributions paid or required to be paid in such quarter on the Preferred Creditor Equity) shall not be less than 1.50 to 1.0, PROVIDED that at any time when Consolidated Total Indebtedness equals or exceeds 55% of Consolidated Total Adjusted Asset Value for any quarter, the ratio of (i) Consolidated EBITDA for such quarter to (ii) Consolidated Fixed Charges for such quarter (inclusive of any Consolidated Fixed Charges attributable to capitalized interest, as determined in accordance with GAAP, for such quarter and all dividends and distributions paid or required to be paid in such quarter on the Preferred Creditor Equity) shall not be less than 1.40 to 1.0; and

            the ratio of (i) Consolidated EBITDA for such quarter to (ii) Consolidated Fixed Charges for such quarter (inclusive of any Consolidated Fixed Charges attributable to capitalized interest, as determined in accordance with GAAP, and all dividends and distributions paid or required to be paid in such quarter on the Preferred Equity) shall not be less than 1.30 to 1.0.

       UNSECURED CONSOLIDATED TOTAL INDEBTEDNESS. As at the end of any Fiscal Quarter, the Value of Unencumbered Assets for such quarter shall not be less than 1.75 times the Unsecured Consolidated Total Indebtedness on the last day of such quarter.

       NET WORTH. As at the end of any Fiscal Quarter or any other date of measurement, the Consolidated Net Worth of the Borrower and the Consolidated Subsidiaries shall not be less than the sum of (i) $1,423,937,120 PLUS (ii) 75% of the aggregate proceeds received by BPI (net of fees and expenses customarily incurred in transactions of such type) in connection with any offering of stock in BPI, PLUS (iii) 75% of the aggregate value of operating units issued by the Borrower in connection with asset or stock acquisitions (valued at the time of issuance by reference to the terms of the agreement pursuant to which such units are issued), in each case after the Closing Date and on or prior to the date such determination of Consolidated Net Worth is made.

       BORROWING BASE PROPERTIES.

As at the end of any Fiscal Quarter or any other date of measurement, the Borrower shall not permit Unsecured Consolidated Total Indebtedness (exclusive of Accounts Payable, but including amounts outstanding under the Revolving Credit Loans and Existing Revolving Credit Agreement Letters of Credit after giving effect to loan requests made pursuant to the Existing Revolving Credit Agreement) to equal or exceed 55% of the aggregate Borrowing Base Value, PROVIDED that in the event that Consolidated Total Indebtedness exceeds 60% of

  Consolidated Total Adjusted Asset Value at any time, the Borrower shall not permit the Unsecured Consolidated Total Indebtedness (exclusive of Accounts Payable, but including the outstanding principal amount of Revolving Credit Loans and the aggregate undrawn face amount of all outstanding Existing Revolving Credit Agreement Letters of Credit after giving effect to loan requests pursuant to the Existing Revolving Credit Agreement) to equal or exceed 50% of the aggregate Borrowing Base Value.

Except for the Exception Property, not more than 15% of the Borrowing Base Value shall be derived from any single Borrowing Base Property. One Borrowing Base Property (the "Exception Property") (but not more than one property), which property can differ from time to time, as designated by Borrower) can constitute up to 25% of the Borrowing Base Value, PROVIDED that the Exception Property (i) must be CBD Property, and (ii) may not be a hotel property. Notwithstanding anything in this Section 7.6(b) to the contrary, as of the Closing Date, 399 Park Avenue shall be considered compliant with this Section 7.6(b) and shall be designated the Exception Property. It is further acknowledged that 399 Park Avenue may constitute up to 46% of the Borrowing Base Value, PROVIDED that 399 Park Avenue must at all times meet the requirements of a Borrowing Base Property and must be a CBD Property. The Borrower certifies that, as of the date hereof, 399 Park Avenue is an Unencumbered Asset and meets each of the Borrowing Base Conditions and the Borrower hereby designates 399 Park Avenue as a Borrowing Base Property, and on that basis the Lead Lenders agree that 399 Park Avenue will be included in the Borrowing Base as of the effective date above. The Borrower and the Administrative Agent hereby designate 399 Park Avenue as a CBD Property.

For purposes of determining the Borrowing Base Value for this Section 7.6, the Net Operating Income of any Borrowing Base Property acquired during such prior Fiscal Quarter shall be adjusted on a pro-forma basis by projecting the Net Operating Income generated by each such acquired Borrowing Base Property for the portion of the quarter during which it was owned or ground leased by the Borrower over the entire quarter.

Notwithstanding the Borrowing Base Conditions, in the event that the Borrower desires to include any Unencumbered Asset in the Borrowing Base that does not meet one or more of the Borrowing Base Conditions, any such Unencumbered Asset shall only be permitted to be included in the Borrowing Base in the event that
  (i) the Borrower has submitted to the Administrative Agent a compliance certificate in the form of EXHIBIT D-5, modified to reflect the non-conformity of the proposed Borrowing Base Property, and (ii) the Required Banks have provided the Borrower with written approval, in their sole discretion, for such non-conforming Unencumbered Asset to be included in the Borrowing Base. Upon any such written approval by the Required Banks, such Unencumbered Asset shall be considered a Borrowing Base Property for all purposes hereunder, PROVIDED that on the date of inclusion of any such Unencumbered Asset in the Borrowing Base (and thereafter in accordance with the terms of this Agreement), such Unencumbered Asset is otherwise in compliance with the Borrowing Base Conditions other than with respect to the non-conformity as certified by the Borrower and approved by the Required Banks in the compliance certificate submitted by the Borrower under clause (i) of the preceding sentence, and PROVIDED, FURTHER that there is otherwise no Default or Event of Default existing upon the date of, or arising as a result of, the inclusion of such Unencumbered Asset in the Borrowing Base.

       BORROWING BASE DEBT SERVICE COVERAGE RATIO. As of the end of any Fiscal Quarter or any other date of measurement, the Borrowing Base Debt Service Coverage Ratio shall not be less than (i) 1.40 to 1.0 with respect to any quarter for which Consolidated Total Indebtedness on the last day of such quarter was less than 60% of Consolidated Total Adjusted Asset Value for such quarter, and (ii) 1.50 to 1.0 with respect to any quarter for which Consolidated Total Indebtedness on the last day of such quarter was equal to or greater than 60% of Consolidated Total Adjusted Asset Value for such quarter.

                                    DEFAULTS

       EVENTS OF DEFAULT. An "Event of Default" shall have occurred if one or more of the following events shall have occurred and be continuing:

the Borrower shall fail to pay when due any principal of any Loan when the same shall become due and payable;

the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents or the Fee Letter (including, without limitation, amounts due under Section 5.18) when the same shall become due and payable, and such failure continues for five (5) days (PROVIDED, other than for interest, the Borrower shall have received from the Administrative Agent notice of the nature and amount of such other amounts and that payment therefor is due);

the Borrower, BPI or any of their respective Consolidated Subsidiaries shall fail to comply, or to cause BPI to comply, as the case may be, with any of the respective covenants contained in the following:

            (i) Section 5.1 (except with respect to principal, interest and other sums covered by clauses (a) or (b) above);

            (ii) Section 5.5 (clauses (a) through (d)), unless such failure is cured within fifteen (15) Business Days;

            (iii) Section 5.6 (as to the legal existence of Borrower and BPI);

            (iv) Section 5.7 (as to the legal existence and REIT status of BPI or as it otherwise relates to BPI);

            (v) Section 5.10, unless such failure is cured within three (3) Business Days;

            (vi) Section 5.12;

            (vii) Section 5.13;

            (viii) Section 5.14, unless, with respect solely to the last sentence of clause (a) of Section 5.14, such failure is cured within thirty (30) days;

            (ix) Section 5.17;

            (x) Section 6.1;

            (xi) Section 6.2 (pertaining to liens, mortgages, pledges, attachments or other security interests with respect to Borrowing Base Properties) unless (1) with respect solely to such liens or attachments which are not affirmatively created or incurred, such failure is cured within thirty (30) days (with no double-counting of any cure period set forth in Section 6.2) or (2) such failure is a breach which is a Non-Material Breach or Section 6.2 (pertaining to BPI);

            (xii) Section 6.3;

            (xiii) Section 6.4;

            (xiv) Section 6.6;

            (xv) Section 6.7; and

            (xvi) Sections 7.1 through 7.7;

the Borrower, BPI or any of their respective Consolidated Subsidiaries shall fail to perform, or to cause BPI to perform, any other term, covenant or agreement contained herein or in any of the other Loan Documents, the Fee Letter, the Commitment Letter or the Syndication Letter (other than those specified elsewhere in this Article VIII) and such failure continues for thirty (30) days after written notice of such failure from the Administrative Agent (such notice not, however, being required for any failure with respect to which the Borrower is otherwise obligated hereunder to notify the Administrative Agent or the Banks), PROVIDED, HOWEVER, that if the Borrower is diligently and in good faith prosecuting a cure of any such failure or breach that is capable of being cured (all as determined by the Administrative Agent in its reasonable and good faith judgment), the Borrower shall be permitted an additional thirty (30) days (but in no event more than an aggregate of sixty
  (60) days after any such initial written notice from the Administrative Agent) to effect such cure;

any representation or warranty made by or on behalf of the Borrower, BPI or any of their respective Consolidated Subsidiaries in this Agreement or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated and the same is not otherwise specified herein to be a Non-Material Breach;

the Borrower or any of the Consolidated Subsidiaries or, to the extent of Recourse to the Borrower or such Consolidated Subsidiaries thereunder, any of their respective Affiliates, shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases (other than non-recourse obligations or credit), which is in excess of $50,000,000, either individually or in the aggregate, or fail to observe or perform any material term, covenant, condition or agreement contained in any agreement, document or instrument by which it is bound evidencing, securing or otherwise relating to such Recourse obligations, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time (after the giving of appropriate notice if required) as would permit the holder or holders thereof or of any obligations issued thereunder in excess of $50,000,000, either individually or in the aggregate, to accelerate the maturity thereof; provided, HOWEVER that notwithstanding the foregoing, no Event of Default under the Loan Document shall occur pursuant to this subparagraph (f) unless and until the holder or holders of such recourse indebtedness have declared an event of default beyond any applicable notice and grace periods, if any, on in excess of $50,000,000 of such recourse indebtedness either individually or in the aggregate;

any of the Borrower, BPI or any of their respective Consolidated Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, BPI or any of their respective Consolidated Subsidiaries or of any substantial part of the properties or assets of any of such parties or shall commence any case or other proceeding relating to any of the Borrower, BPI or any of their respective Consolidated Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrower, BPI or any of their respective Consolidated Subsidiaries and (i) any of the Borrower, BPI or any of their respective Consolidated Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or (ii) any such petition, application, case or other proceeding shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days, except, with respect solely to such parties other than the Borrower and BPI, any of the foregoing constitutes a Non-Material Breach;

a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, BPI or any of their respective Consolidated Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrower, BPI or any of their respective Consolidated Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted, except, with respect solely to such parties other than the Borrower and BPI, any of the foregoing constitutes a Non-Material Breach;

there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any uninsured final judgment against any of the Borrower, BPI or any of their respective Consolidated Subsidiaries that, with other outstanding uninsured final judgments, undischarged, unsatisfied and unstayed, against any of such parties exceeds in the aggregate $10,000,000, except, with respect solely to such parties other than the Borrower and BPI, any of the foregoing constitutes a Non-Material Breach;

any of the Loan Documents or any material provision of any Loan Document shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Administrative Agent or Required Lenders, as the case may be, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of the Consolidated Subsidiaries or BPI or any of the Consolidated Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable as to any material terms thereof;

any "Event of Default" or default (after notice and expiration of any period of grace, to the extent provided), as defined or provided in any of the other Loan Documents, shall occur and be continuing;

with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of the Consolidated Subsidiaries or BPI or any of the Consolidated Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $10,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

subject to the Borrower's right to remove Real Estate Assets from the Borrowing
  Base in accordance with the provisions set forth below in this Article VIII, the failure of any of the Real Estate Assets being included from time to time as Borrowing Base Properties to comply with any of the conditions set forth in the definition of Borrowing Base Properties;

without limitation of the other provisions of this Section 8.1, BPI shall at any time fail to be the sole general partner of the Borrower or shall at any time be in contravention of any of the requirements contained in Section 6.1(e) hereof, the last paragraph of Section 6.2, or Section 6.3 (including, without limitation, the last paragraph of Section 6.3);

the Note, the Loan, the Obligations or any of the Loan Documents or the exercise of any of the Administrative Agent's or any of the Bank's rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Code; and

immediately upon an event of default under and as specifically defined in the Existing Revolving Credit Agreement once the holders of the indebtedness evidenced by such Existing Revolving Credit Agreement are entitled to accelerate such indebtedness as a result of such event of default.

       then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Banks shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, BPI and each of their respective Consolidated

Subsidiaries; PROVIDED that in the event of any Event of Default specified in
Section 8.1(g) or 8.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Administrative Agent or action by the Banks or the Administrative Agent.

       The term "Non-Material Breach" shall refer to a breach of any representation, warranty or covenant contained in this Agreement to which the term "Non-Material Breach" is expressly applied herein, but only to the extent such breach does not (A) materially adversely affect the business, properties or financial condition of the Borrower, BPI or, taken as a whole, the BP Group or
(B) adversely affect the ability of the Borrower, BPI or, taken as a whole, the BP Group, to fulfill the Obligations to the Banks and the Administrative Agent (including, without limitation, to repay all amounts outstanding on the Loans, together with interest and charges thereon when due).

       Notwithstanding the foregoing provisions of this Section 8.1 and in addition to the provisions set forth in the immediately preceding paragraph, in the event of a Default, Event of Default or Non-Material Breach arising as a result of the inclusion of any Real Estate Asset in the Borrowing Base at any particular time of reference, if such Default, Event of Default or Non-Material Breach is capable of being cured by the exclusion of such Real Estate Asset from the Borrowing Base and from all other covenant calculations under Sections 7.1 through 7.7 or otherwise, the Borrower shall be permitted a period not to exceed ten (10) days to submit to the Administrative Agent (with copies to the Administrative Agent for each Bank) a compliance certificate in the form of EXHIBIT D-3 hereto evidencing compliance with all of the covenants set forth in Sections 7.1 through 7.7 (with calculations evidencing such compliance after excluding from Borrowing Base Net Operating Income all of the Net Operating Income generated by the Real Estate Asset to be excluded from the Borrowing
Base) and with the Borrowing Base Conditions, and otherwise certifying that, after giving effect to the exclusion of such Real Estate Asset from the Borrowing Base, no Default, Event of Default or Non-Material Breach will be continuing.

       RIGHTS AND REMEDIES.

Upon the occurrence of any Event of Default described in Sections 8.1(g), (h),
  (l) or (o), the Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent may (and upon the demand of the Required Banks shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents, declare that the Commitments are terminated and declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained on behalf of the Banks by the Administrative Agent and/or the Banks. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement, then, from and after an Event of Default, the Administrative Agent may pursue such rights and remedies as it may determine.

       NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 8.1(c) and 8.1(d) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice in writing from a Bank or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition. Should the Administrative Agent receive notice of the occurrence of an Default or Event of Default expressly stating that such notice is a notice of an Default or Event of Default, or should the Administrative Agent send Borrower a notice of Default or Event of Default, the Administrative Agent shall promptly give notice thereof to each Bank.

       DISTRIBUTION OF PROCEEDS AFTER DEFAULT. Notwithstanding anything contained herein to the contrary but subject to the provisions of Section 2.12, from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans (giving effect to any participations granted therein pursuant to Section 11.4(c)).

                            THE ADMINISTRATIVE AGENT

       APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 9.8 and 9.9, the provisions of this Article IX are solely for the benefit of Administrative Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of the Banks and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

       AGENCY AND AFFILIATES. The Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise or refrain from exercising the same as though it were not an Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, BPI or any Subsidiary or affiliate of the Borrower as if they were not the Administrative Agent hereunder, and the term "Bank" and "Banks" shall include JPMorgan Chase Bank, Citicorp North America, Inc. and Bank of America, N.A., in their individual capacities, and any other Banks that may become party hereto.

       ACTION BY ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VIII. The duties of the Agent shall be administrative in nature. Subject to the provisions of Sections 9.1, 9.5 and 9.6, the Administrative Agent shall administer the Loans in the same manner as each administers its own loans.

       CONSULTATION WITH EXPERTS. As between the Administrative Agent on the one hand and the Banks on the other hand, the Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

       LIABILITY OF ADMINISTRATIVE AGENT. As between the Administrative Agent on the one hand and the Banks on the other hand, the Administrative Agent, its affiliates nor any of its respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. As between the Administrative Agent on the one hand and the Banks on the other hand, the Administrative Agent and its directors, officers, agents, employees, or shareholders shall not be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to such Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between the Administrative Agent on the one hand and the Banks on the other hand, no Administrative Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

       INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and its affiliates and their respective directors, officers, agents, employees, shareholders and parent company (to the extent not reimbursed by the

Borrower) against any cost, expense (including, without limitation, counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with its duties as Administrative Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that the Administrative Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, the Administrative Agent, as the case may be, shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank. The Administrative Agent shall reimburse such Banks so entitled to reimbursement within two (2) Business Days of its receipt of such funds from the Borrower or such other party liable therefor.

       CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Syndication Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, Documentation Agent, the Syndication Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

       SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Banks, the Borrower and each other. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved Bank of America, N.A. or Citicorp North America, Inc., as a successor Administrative Agent). The Required Banks agree to appoint Bank of America, N.A. as Administrative Agent in the event Bank of America, N.A. and Citicorp North America, Inc. are at any point the only two parties remaining under consideration for such appointment. If no successor Administrative Agent shall have been so appointed by the Required Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be the Administrative Agent as the case may be, who shall act until the Required Banks shall appoint an Administrative Agent. Any appointment of a successor Administrative Agent by Required Banks or the retiring Administrative Agent pursuant to the preceding sentence shall, provided no Event of Default has occurred and is then continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be released and discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. For gross negligence or willful misconduct, as determined by all the Banks (excluding for such determination Administrative Agent in its capacity as a Bank), Administrative Agent may be removed at any time by giving at least thirty (30) Business Days prior written notice to Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent in accordance with the provisions of this Section 9.8.

       CONSENTS AND APPROVALS. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval
(i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks or all the Banks, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent shall follow the course of action or determination of the Required Banks or all the Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action), as the case may be.

                             CHANGE IN CIRCUMSTANCES

       BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Eurodollar Borrowing the Administrative Agent determines in good faith that deposits in dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurodollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Business Days before the date of any Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as an Adjusted Base Rate Borrowing.

       ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurodollar Loans shall be suspended. With respect to Eurodollar Loans, before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the Borrower shall be deemed to have delivered a Notice of Interest Rate Election and such Eurodollar Loan shall be converted as of such date to an Adjusted Base Rate Loan (without payment of any amounts that Borrower would otherwise be obligated to pay pursuant to Section 2.10 with respect to Loans converted pursuant to this
Section 10.2) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks), and such Bank shall make such an Adjusted Base Rate Loan.

If at any time, it shall be unlawful for any Bank to make, maintain or fund its Eurodollar Loans, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent, to either (x) cause a lender, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitments shall be deemed to be canceled pursuant to Section 2.8(e).

       INCREASED COSTS. 1. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (except any such Eurodollar Reserve Percentage reflected in the LIBO Rate); or

(ii) impose on any Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Adjusted Base Rate Loans made by such Bank;

            and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or Adjusted Base Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Bank or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

       If any Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Bank, to a level below that which such Bank or such Bank's holding company could have achieved but for such Change in Law (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Bank, as the case may be, such additional amount or amounts as will compensate such Bank or Banks holding company for any such reduction suffered.

       A certificate of a Bank setting forth the amount or amounts necessary to compensate such Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 10.3 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

       Failure or delay on the part of any Bank to demand compensation pursuant to this Section 10.3 shall not constitute a waiver of such Bank's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate Bank pursuant to this Section for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof. The Borrower shall have no obligation to make any payments under this Section 10.3 to a Bank unless such Bank is generally imposing similar charges on its similarly situated borrowers.

       TAXES. (iii) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.4), the Administrative Agent, or Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

       In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

       The Borrower shall indemnify the Administrative Agent and each Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 10.4) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, delivered to the Borrower by a Bank, or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

       As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

       Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

       If the Administrative Agent or a Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 10.4, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 10.4 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. This Section 10.4 shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

       Notwithstanding anything to the contrary contained in this Section 10.4, the Borrower shall have no obligation to make any payments under this Section
10.4 to a Bank unless such Bank is generally imposing similar charges on its similarly situated borrowers.

       MITIGATION OBLIGATIONS; REPLACEMENT OF BANKS. (iv) If any Bank requests compensation under Section 10.3, or if the Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 10.4, then such Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.3 or 10.4, as the case may be, in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

       If any Bank requests compensation under Section 10.3, or if the Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 10.4, or if any Bank defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.4), all its interests, rights and obligations under this Agreement to an Assignee that shall assume such obligations (which Assignee may be another Bank, if a Bank accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 10.3 or payments required to be made pursuant to
Section 10.4, such assignment will result in a reduction in such compensation or payments. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

       ADJUSTED BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURODOLLAR LOANS. If
(i) the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to Section 10.2 or (ii) any Bank has demanded compensation under
Section 10.3 or 10.4 with respect to its Eurodollar Loans and the Borrower shall, by at least five Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 10.6 shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected Eurodollar Loans and thereafter all Loans which would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Adjusted Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks), and after each of its Eurodollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Eurodollar Loans shall be applied to repay its Adjusted Base Rate Loans instead, and

Borrower will not be required to make any payment which would otherwise be required by Section 2.10 with respect to such Eurodollar Loans converted to Adjusted Base Rate Loans pursuant to clause (a) above.

                                  MISCELLANEOUS

       NOTICES. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

            if to the Borrower, to it at Boston Properties Limited Partnership, 111 Huntington Avenue, Boston, Massachusetts 02199, Attention of Douglas
       T. Linde, Senior Vice President and Chief Financial Officer (Facsimile Number (617) 236-3311), with a copy to the General Counsel of Borrower at such address (Facsimile Number (617) 536-4562);

            if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Jesus Fang (Facsimile Number (212) 552-5658), with a copy to JPMorgan Chase Bank, 270 Park Avenue, 23rd Floor, New York 10017, Attention of Marc Costantino (Facsimile Number
       (212) 270-3513); and

            if to any other Bank, to it at its address (or facsimile number) set forth in EXHIBIT B or, if not in EXHIBIT B, on its Administrative Questionnaire.

       Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Articles II and X unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

       Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

       WAIVERS; AMENDMENTS. (v) No failure or delay by the Administrative Agent or any Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Bank may have had notice or knowledge of such Default at the time.

       Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Bank without the written consent of such Bank, (ii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank affected thereby, (iii) change Section 2.12(a) and (b) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Bank, or (v) change any of the provisions of this Section 11.2 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

       EXPENSES; INDEMNITY; DAMAGE WAIVER. (vi) The Borrower shall pay (i) all out-of-pocket third-party expenses (which shall be reasonable prior to an Event of Default) incurred by the Administrative Agent and its Affiliates (including, without limitation, reasonable fees and disbursements of its special counsel, Jones, Day, Reavis & Pogue), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket third-party expenses (which shall be reasonable prior to an Event of Default) incurred by the Administrative Agent (or any Bank after an Event of Default), including the fees, charges and disbursements of any counsel for the Administrative Agent or any Bank (single counsel for the Administrative Agent only prior to an Event of Default), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 11.3, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

       The Borrower shall indemnify the Administrative Agent, each Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, including but not limited to the 399 Park Avenue Acquisition, (ii) any Loan or the use of the proceeds therefrom or (iii) any environmental indemnity pursuant to Section 5.17, provided, however, that Borrower shall not be obligated under this Section 11.3(b) to indemnify any Indemnitee for liabilities arising from such Indemnitee's own gross negligence or willful misconduct.

       To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this
Section 11.3, each Bank severally agrees to pay to the Administrative Agent such Bank's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

       To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or the use of the proceeds thereof.

       All amounts due under this Section 11.3 shall be payable promptly.

       SUCCESSORS AND ASSIGNS. (vii) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.4. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 11.4(c) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

       (i) Subject to the conditions set forth below, any Bank may assign to one or more Financial Institutions (such party being an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

the Borrower, PROVIDED that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing; and

the Administrative Agent.

Assignments shall be subject to the following additional conditions:

except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment or Loans, the amount of the Commitment or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and shall be in multiples of $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, PROVIDED that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement, PROVIDED that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Bank's rights and obligations in respect of the Commitments or Loans;

the parties to each assignment shall execute and deliver to the Administrative
  Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

the Assignee, if it shall not be a Bank, shall deliver to the Administrative
  Agent an Administrative Questionnaire.

For the purposes of this Section 11.4, the term "Financial Institution" has the following meaning:

"Financial Institution" means any Bank, Affiliate of a Bank, entity or Affiliate of an entity that administers or manages any Bank, or any other bank, finance company, insurance company or other financial institution.

Subject to acceptance and recording thereof pursuant to Section 11.4(b)(iv), from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 10.3, 10.4 and 11.3). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 11.4 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with this Section 11.4(c).

The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice, and upon written notice therefor, Administrative Agent shall deliver a copy of such Register to Borrower.

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an Assignee, the Assignee's completed Administrative Questionnaire (unless the Assignee shall already be a Bank hereunder), the processing and recordation fee referred to in Section 11.4(b)(ii)(C) and any written consent to such assignment required by this Section 11.4(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

       (i) Subject to the conditions set forth below, any Bank may sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it) without the prior written consent of the Borrower and the Administrative Agent:

            (ii) Participations shall be subject to the following additional conditions:

except in the case of an participation of the entire remaining amount of the assigning Bank's Commitment or Loans, the amount of the participation in the Commitment or Loans of the Bank sold subject to each such participation (determined as of the date the Assignment and Assumption with respect to such participation is delivered to the Administrative Agent) shall not be less than $5,000,000 and shall be in multiples of $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, PROVIDED that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

such Bank's obligations under this Agreement shall remain unchanged;

such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; and

the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

            (iii) Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.2(b) that affects such Participant. Subject to Section 11.4(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 10.3 and 10.4 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 11.4(b).

            (iv) A Participant shall not be entitled to receive any greater payment under Section 10.3 or 10.4 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 10.4 unless the Borrower is notified of the participation sold to such Participant, such Participant agrees, for the benefit of the Borrower, to comply with Section 10.4 as though it were a Bank and Borrower consents to the same in writing.

       Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 11.4 shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or Assignee for such Bank as a party hereto.

       SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.10, 10.3, 10.4 and 11.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. Unless explicitly provided to the contrary in such agreements, the provisions of the Fee Letter, Commitment Letter and Syndication Letter shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof

       COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Fee Letter, the Commitment Letter, the Syndication Letter and the Notes constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but not before such time. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

       SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

       RIGHT OF SETOFF. Neither the Administrative Agent nor any of the Banks shall have any right of set-off or the like with respect to the Obligations against any assets of the Borrower, BPI, their respective Consolidated Subsidiaries or any Partially-Owned Entity.

       GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (viii) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

       The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

       The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 11.9(b) . Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

       HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

       CONFIDENTIALITY. Each of the Lead Lenders (and each other Person who becomes a Lender, Assignee or Participant hereunder, or is now or hereafter becomes a party to this Agreement) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.12 or (ii) becomes available to any Lead Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 11.12, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, and furnished to the Lead Lenders (and each other Person who becomes a Lender, Assignee or Participant hereunder, or is now or hereafter becomes a party to this Agreement) pursuant to this Agreement other than any such information that is available to any Lead Lender on a nonconfidential basis prior to disclosure by the Borrower or is generally disclosed by the Borrower to the public. Any Person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

       INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Bank.

       COLLATERAL. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

       LIMITATION OF LIABILITY. No claim may be made by the Borrower or any other Person acting by or through Borrower against the Administrative Agent, the Documentation Agent, the Syndication Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

       RECOURSE OBLIGATION. This Agreement and the Obligations hereunder are fully recourse to the Borrower. In no event shall BPI have any personal liability hereunder or under any of the other Loan Documents, either individually or as general partner of the Borrower, by application of applicable law or otherwise, except to the extent BPI misappropriates funds, rents or insurance proceeds or engages in gross negligence, willful misconduct or fraud.

       AMENDMENT TO EXISTING REVOLVING CREDIT AGREEMENT. Any amendment to Sections 8, 9, 10 and 14 of the Existing Revolving Credit Agreement (including for such purpose any correlative definitions contained in Section 1 or elsewhere in the Existing Revolving Credit Agreement) shall automatically and simultaneously therewith be deemed an amendment to the corresponding provisions of this Agreement, provided Borrower shall promptly deliver to the Administrative Agent certified copies of the executed amendment to the Existing Revolving Credit Agreement and all related documents, instruments, certificates and agreements. The Administrative Agent, the Lenders and all other parties to this Agreement acknowledge and agree that the revolving credit facility evidenced by the Existing Revolving Credit Agreement, may be replaced by a new revolving credit facility and/or amended and restated in its entirety and/or amended in part, from time to time and at any time during the Term. It is the express agreement of the Administrative Agent, the Lenders and all other parties to this Agreement, as a material inducement to the Borrower to enter into this Agreement on the terms hereof, that notwithstanding the specific reference hereinabove to certain Sections and related definitions contained in the Existing Revolving Credit Agreement, it is the intent of all such parties that the Borrower will be entitled to the benefits of any similar covenant, default and/or definitional changes which may be contained in any such new or amended and restated revolving credit facility which the Borrowers may enter into in replacement of the Existing Revolving Credit Agreement during the Term, from the corresponding provisions contained in the Existing Revolving Credit Agreement in the Sections and definitions referenced above. In the event of any such new or amended and restated revolving credit agreement, the corresponding provisions of this Agreement shall, similarly, be automatically and simultaneously with the effectiveness of such replacement revolving credit facility, be deemed to be amended to reflect the corresponding provisions contained in such replacement revolving credit facility. As and to the extent requested by the Borrower or the Administrative Agent in connection therewith, the parties hereto will cooperate, reasonably and in good faith, to enter into an amendment to this Agreement to reflect the terms of such replacement revolving credit agreement, provided that no such amendment shall be required to affect the terms of this Section 11.17. The Administrative Agent reserves the right to amend this Agreement to reflect an amendment to the Existing Revolving Credit Agreement or such replacement revolving credit facility, with all reasonable fees and expenses related thereto incurred by the Administrative Agent, including reasonable fees and expenses of one set of counsel, payable by the Borrower. Notwithstanding anything to the contrary in this Section 11.17, the replacement revolving credit agreement must reflect an outstanding principal loan equal to, or in excess of, $500,000,000.

       RIGHT TO ENFORCE AGREEMENT. Notwithstanding anything to the contrary set forth herein, this Credit Agreement is independent of the Existing Revolving Credit Agreement, the Administrative Agent and the Banks shall have the right to enforce each and every term of this Agreement, notwithstanding any similar or dissimilar actions or non-actions by any of the lenders under or with respect to the Existing Revolving Credit Agreement.

       QUALIFIED INTERMEDIARY. The Banks hereby acknowledge that qualified intermediary will be owned by APEX, which is a wholly owned subsidiary of JPMorgan Chase Bank.

                            [SIGNATURE PAGES FOLLOW]